As filed with the Securities and Exchange Commission on February 14, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAXON ASSET SECURITIES COMPANY

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	4951 Lake Brook Drive Glen Allen, Virginia 23060 (Address of registrant’s principal executive offices)	52-1865887 (I.R.S. Employer Identification No.)

Richard Shepherd

Saxon Asset Securities Company

4951 Lake Brook Drive

Glen Allen, Virginia 23060

(804) 967-7400

(Name and address of agent for service)

Copies to:

John Arnholz
McKee Nelson LLP
1919 M Street, N.W.
Washington, D.C.  20036

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _____

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering._____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _____

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Mortgage Backed Securities	$1,000,000.00	100%	$1,000,000.00	$92.00

(1)

Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to securities covered by Registration Statement No. 333-67170 previously filed by the Registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement dated __________ (To Prospectus Dated _________)

$___________ Mortgage Loan Asset Backed Certificates, Series ___-_ Saxon Asset Securities Trust ___-_ Principal and interest payable monthly, beginning ________, _____

Saxon Mortgage, Inc.

Saxon Asset Securities Company

     Seller and Master Servicer

Depositor

The trust will issue:

•

_____ classes of senior certificates; and

•

_____ classes of subordinated certificates.

For a description of the _____ classes of certificates offered by this prospectus supplement, see “Offered Certificates” on page S-__.

_______________

The assets of the trust will include two groups of mortgage loans secured by one-to-four family residential properties.  One group will consist of fixed-rate, first or second mortgage loans. The other group will consist of adjustable rate, first mortgage loans.

The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines.  As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

_______________

You should carefully consider the risk factors beginning on page S-__ of this prospectus supplement and page __ of the prospectus.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus.  Any representation to the contrary is a criminal offense.

The underwriters will offer the certificates offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale.  The certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System on or about _______________.

[NAMES OF UNDERWRITERS]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  No one has been authorized to provide you with different information.

The offered certificates are not being offered in any state where the offer is not permitted.

The depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED

IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The offered certificates are described in two separate documents that progressively provide more detail:

•

the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates, and

•

this prospectus supplement, which describes the specific terms of your certificates.

This prospectus supplement does not contain complete information about the offering of these securities.  We suggest that you read both this prospectus supplement and the prospectus in full.  We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

This prospectus supplement describes the terms of the offered certificates and the mortgage loans in greater detail than our prospectus, and may provide information that differs from our prospectus.  If the description of the terms of your certificates varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

Investors can find a glossary of certain significant defined terms used in this prospectus supplement beginning on page S-__.

Saxon Asset Securities Company's principal offices are located at 4951 Lake Brook Drive, Glen Allen, Virginia 23060 and its phone number is (804) 967-7400.

_______________

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material, including tables, under the headings “Risk Factors” and “Prepayment and Yield Considerations.”  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

TABLE OF CONTENTS

Prospectus Supplement

Offered Certificates

S-

Summary of Terms

S-

Risk Factors

S-

Recent Developments

S-

The Mortgage Loan Pool

S-

Prepayment and Yield Considerations

S-

Description of Offered Certificates

S-

The Agreement

S-

Material Federal Income Tax

  Consequences

S-

ERISA Considerations

S-

Ratings

S-

Legal Investment Considerations

S-

Use of Proceeds

S-

Legal Matters

S-

Underwriting

S-

Glossary

S-

Prospectus

Important Notice About Information

  Presented in this Prospectus and

  the Prospectus Supplement

2

Risk Factors

3

Description of the Certificates

10

Registration of the Offered

  Securities

11

Maturity, Prepayment and Yield

  Considerations

23

The Trusts

25

Credit Enhancement

34

Origination of Mortgage Loans

38

Servicing of Mortgage Loans

40

The Agreement

48

Material Legal Aspects of

  Mortgage Loans

53

The Depositor

64

Use of Proceeds

64

Material Federal Income Tax

  Consequences

65

State and Local Tax

  Considerations

92

ERISA Considerations

92

Legal Investment Matters

98

Plan of Distribution

100

Available Information

100

Incorporation of Certain Documents

  by Reference

101

OFFERED CERTIFICATES

The trust will issue the following classes of certificates that are being offered by this prospectus supplement and the accompanying prospectus.

	Initial			Final
	Certificate	Annual		Scheduled
	Principal	Pass Through	Ratings	Distribution
Class	Balance	Rates	Moody's/Fitch	Date(4)	Type

Group I- Fixed Rate Mortgage Loans
AF-1					Senior
AF-2					Senior
AF-3					Senior
AF-4(1)					Senior
AF-5(1)					Senior
AF-6(1)					Senior
MF-1(1)					Subordinate
MF-2(1)					Subordinate
BF-1(1)					Subordinate
BF-1A(1)					Subordinate
Spreads over
One Month
LIBOR
Group II - Adjustable Rate Mortgage Loans
AV-1(1)(2)					Senior
MV-1(1)(2)					Subordinate
MV-2(1)					Subordinate
BV-1(1)					Subordinate
BV-1A					Subordinate

______________________________________

(1)

The pass through rates are subject to a cap.  After the clean-up call date, the pass through rates on the class AF-5, class MF-1 and class MF-2 certificates step up by ___% and the initial spread over one month LIBOR for the class AV-1, class MV-1, class MV-2 and class BV-1 certificates increases to ___%, ___%, ___% and ___%, respectively.

(2)

“Mortgage related security” for SMMEA purposes.

(3)

Interest will accrue on the class BV-1A certificates at a fixed rate of ____% per annum, subject to a cap.

(4)

Calculated as described herein under “Prepayment Yield Considerations.”  The actual final  distribution date of the offered certificates may be substantially earlier or later than the final scheduled distribution date.

SUMMARY OF TERMS

This summary highlights selected information from this document.  It does not contain all the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

•

This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Trust
The issuer of the certificates is Saxon Asset Securities Trust ____-__.  The trust was created for the sole purpose of issuing the certificates.  The certificates represent individual ownership interests in the trust and are not the obligation of any other entity.  Neither the certificates nor the mortgage loans will be insured by any governmental agency or instrumentality.

Seller

Saxon Mortgage, Inc., the parent of the depositor.

Depositor

Saxon Asset Securities Company

Master Servicer
Saxon Mortgage, Inc.

Servicer

Saxon Mortgage Services, Inc., an affiliate of the seller and the depositor.

Trustee

Deutsche Bank Trust Company Americas

Cut Off Date

As of the close of business on __________.

Closing Date

On or about _________, ___.

Offered Certificates

The principal terms of the offered certificates are summarized on page S-__.  In general, the trust will distribute collections on group I to the group I certificates and collections on group II to the group II certificates.  In limited circumstances relating to a cross-collateralization feature, however, collections on the mortgage loans in one group will be applied to the payment of certificates of the other group.

Distribution Date

The trust will make distributions on the 25th day of each month, or if that day is not a business day, the next business day.  The first distribution date will be ______, ___.

Pass Through Rates

•

Pass through rates on the group I certificates and on the class BV-1A certificates are fixed and are shown on page S-__.  The pass through rates for the class AF-4, class AF-5, class AF-6, class MF-1, class MF-2, class BF-1 and class BF-1A certificates will be capped at the weighted average of the net mortgage interest rates

•

for group I, which may be less than the pass through rates so shown. The pass through rate on the class BV-1A certificates will be capped at the weighted average of the net mortgage interest rates for group II.  Shortfalls resulting from the application of a cap will not be repaid on subsequent distribution dates.

•

For the group I certificates and the class BV-1A certificates, the amount of interest distributable on each distribution date is the interest accrued during the month immediately preceding the month in which that distribution date occurs.  All calculations are made on the basis of a 360-day year consisting of twelve 30 day months (30/360).

•

Pass through rates on the group II certificates other than the class BV-1A certificates adjust on each distribution date, generally to one month LIBOR plus the spread shown on page S-__ for each class.

•

Pass through rates on any distribution date for the group II certificates (other than the class BV-1A certificates) will be subject to a cap equal to the rate that results generally in the interest distributable on the group II certificates equaling the net scheduled interest for the mortgage loans in group II.

•

Whenever a pass through rate for a group II certificate (other than a class BV-1A certificate) is capped, any shortfall in interest on that certificate resulting from the application of the cap will be carried over to subsequent  distribution dates.

•

The trust will keep track of carryover amounts on the group II certificates.  If, before a class is retired, funds are available for that purpose, the trust will distribute an amount equal to the carryover amount for that class.

•

For the group II certificates, other than the class BV-1A certificates, interest accrues on each distribution date from and including the prior distribution date (or from ______, ____, the closing date, in the case of the first distribution date) to and excluding that distribution date.  All calculations are made on the basis of an actual number of days and a year of 360 days (actual/360).

Interest Distributions

On each distribution date, the trust will apply interest collected from a group to make distributions in the following order:

•

all interest due to the related class A certificates, pro rata (in the case of group I) if funds are not sufficient to distribute all interest due, at the applicable pass through rates;

•

in order of seniority, all interest due to the other related classes  (other than the class B-1 and class B-1A certificates) at the applicable pass through rates;

•

all interest due to the related class B-1 and class B-1A certificates, pro rata if funds are not sufficient to distribute all interest due, at the applicable pass through rates; and

•

any remaining interest as described under “Excess Interest” below.

Excess Interest

On each distribution date, the trust will generally apply any excess interest from a group in the following order:

•

to distribute an extra principal distribution amount on the related certificates, but only to the limited extent described herein depending on whether the related class B-1A certificates remain outstanding;

•

to distribute to the related subordinate certificates, in order of seniority, the amount of unpaid interest for prior distribution dates (excluding any carryover amount for group II) on the related certificates and amounts in repayment of any realized losses previously allocated to those certificates;

•

to make similar distributions to the other group of certificates as described herein;

•

in the case of group II, in order of seniority, to distribute any carryover amount;

•

up to the amount described in this prospectus supplement as a principal distribution on the class B-1A certificates of the related group; and

•

to distribute any remainder to the class C and class R certificates.

Principal Distributions

On each distribution date, the trust will apply principal collected for a group to make distributions on the related certificates as described under “Description of the Offered Certificates—Distributions” on page S-__.  Initially, principal in respect of mortgage loans in a group will be distributed exclusively to the class A certificates of the group until their principal balances have been reduced to specified levels.  At that time, principal distributions not required to maintain the principal balances of the class A certificates at the required levels will be distributed to the subordinate classes.

Credit Enhancement

Credit enhancement refers to a mechanism that is intended to protect owners of various classes of certificates against losses due to defaults on the mortgage loans.

The certificates have the benefit of the following types of credit enhancement:

•

the use of excess interest from a group to cover losses, to pay in limited circumstances shortfalls in payments due to certificates of the other group and to distribute principal to a limited extent to create overcollateralization;

•

the subordination of distributions on the subordinate certificates to the required distributions on the more senior certificates; and

•

the allocation of realized losses on the mortgage loans first to the subordinate certificates.

The Mortgage Loans

The mortgage loans in the trust were or will be originated or acquired in accordance with the seller's program for non-conforming credits.  We refer you to “Risk Factors – Non-Conforming Underwriting Standards” in this prospectus supplement at page S-__ for additional information.

The mortgage loans in the trust are separated into two groups, each containing mortgage loans secured by one-to-four family residential properties:

•

Group I consists of fixed-rate, first or second lien mortgage loans.

•

Group II consists of adjustable rate, first lien mortgage loans.

Optional Termination

The master servicer has the right to  exercise a clean-up call on any distribution date that the aggregate scheduled principal balances of the mortgage loans have declined to less than 10% of the sum of the scheduled principal balances of the mortgage loans as of the cut off date.  Exercise of this clean-up call will result in the early retirement of your certificates.

Realized Losses

If the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicing advances, the trust will incur a realized loss.

If on any distribution date, there is not sufficient excess interest to offset realized losses as described under “Excess Interest” above, the trust will generally reduce the certificate principal balances of the subordinate certificates of the related group in reverse order of seniority, beginning with the class B-1A certificates of the group, then the class B-1 certificates of the group, and then the remaining classes of the group in reverse order of seniority.  After a reduction, the holders of any of these certificates will generally only be entitled to distributions of both principal and interest on the reduced certificate principal balance of their certificates.

Private Certificates

The class C and class R certificates, which are not being offered by this prospectus supplement or the accompanying prospectus, represent the most junior ownership interests in the assets of the trust.

Denominations

The trust will issue the offered certificates in book-entry form in minimum denominations of $_____ in original principal amount and integral multiples.

Statistical Mortgage Loan Data

As of the date of this prospectus supplement, information relating to only a portion of the mortgage loans to be included in the trust was available.  Accordingly, information presented with respect to the mortgage loans in this prospectus supplement is derived solely from those identified mortgage loans.  Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date. The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans.

At ______, ____ (the statistical cut off date), there were ____ mortgage loans secured by mortgages on residential properties.

Group I Mortgage Loans

Aggregate Scheduled Principal Balances

$______

Average Scheduled Principal Balance

$______

Range of Scheduled Principal

     Balances

$ ______ to $______

Range of Mortgage Interest Rates

$______ to $______

Weighted Average Mortgage Interest Rate

______%

Weighted Average Original Loan-to-Value Ratio

______%

Weighted Average Combined Original

 Loan-to-Value Ratio

______%

Weighted Average Remaining

Amortization Term

____Months

Range of Remaining Amortization Terms

____ to ____Months

Second Liens

______%

Balloon Mortgage Loans

______%

Mortgaged Premises

Single-family detached dwellings

______%

Single-family attached dwellings

______%

Planned unit developments

______%

Condominiums

______%

2-4 Family

______%

Townhouse

______%

Manufactured Home

______%

Weighted Average Servicing Fee Rate

______%

Master Servicing Fee Rate

______%

Group II Mortgage Loans

Aggregate Scheduled Principal Balances

$______

Average Scheduled Principal Balance

$______

Range of Scheduled Principal

Balances

$       to $

Mortgage Interest Rates

Weighted Average By Loan Type:

One Year CMT

______%

2/28 LIBOR

______%

3/27 LIBOR

______%

Six Month LIBOR

______%

Weighted Average Gross Margin:

One Year CMT

______%

2/28 LIBOR

______%

3/27 LIBOR

______%

Six Month LIBOR

______%

Current Weighted Average Mortgage

Interest Rate

______%

Range of Current Mortgage Interest

Rates

______% to ______%

Weighted Average Maximum Lifetime

Mortgage Interest Rate

______%

Range of Maximum Lifetime

Mortgage Interest Rates

______% to ______%

Weighted Average Lifetime Minimum

Mortgage Interest Rate

______%

Range of Minimum Lifetime

Mortgage Interest Rates

______% to ______%

Weighted Average Original Loan-to-Value Ratio

______%

Weighted Average Remaining

Amortization Term

____ Months

Range of Remaining Amortization Term

___ to ___ Months

Second Lien Mortgage Loans

______%

Mortgaged Premises

Single-family detached dwelling

       %

Single-family attached dwelling

       %

Planned unit developments

       %

Condominiums

       %

2-4 Family

       %

Townhouse

       %

Manufactured Home

       %

Weighted Average Servicing Fee Rate

       %

Master Servicing Fee Rate

       %

See “Risk Factors - Loan characteristics of the mortgage pool may vary from the characteristics of the mortgage loans disclosed in this prospectus supplement” on page S-__ and “The Mortgage Loan Pool - Characteristics of the Mortgage Loans” on page S-

RISK FACTORS

You should consider the following risk factors  and the information set forth under “Risk Factors” in the accompanying prospectus before you purchase any of the offered certificates.

Mortgage interest rates may limit pass through rates of certain other classes

Generally, the pass through rates on the group II certificates (other than the class BV-1A certificates) adjust monthly based upon one month LIBOR.  However, the group II mortgage interest rates adjust semi-annually based upon six month LIBOR or annually based upon one year CMT beginning a specified period after origination.

•

In a rising interest rate environment, the pass through rates on the group II certificates (other than the class BV-1A certificates) may rise before the interest rates on the group II mortgage loans.

•

One month LIBOR may respond to different economic and market factors than the other indices.  It could rise while the other indices are stable or are falling.  Even if they move in the same direction, one month LIBOR may rise more rapidly than the other indices in a rising interest environment or fall less rapidly in a declining interest rate environment.

In any of these interest rate environments, the pass through rates on the group II certificates (other than the class BV-1A certificates) may be limited by application of an available funds cap, expressed as a percentage per annum and generally based on the total net scheduled interest on the mortgage loans in group II for the related due period.  If, on any distribution date, the pass through rates on the group II certificates (other than the class BV-1A certificates) are so limited, a group II carryover amount will result.  This amount will generally equal the excess of interest that would have been distributable absent application of the cap over interest at the capped rate.  On any subsequent distribution date, the trust will distribute any carryover amounts to the extent of available funds.  The ratings on the group II certificates do not represent an assessment of the likelihood of the distribution of any amounts that might be carried over.

The otherwise fixed pass through rates of the class AF-4, class AF-5, class AF-6, class MF-1, class MF-2, class BF-1, class BF-1A and class BV-1A certificates are similarly capped at the weighted average of the net mortgage interest rates for the related mortgage loans.  To the extent mortgage loans in the related group bearing net interest rates above the pass through rates of those classes prepay, the weighted average net rate of a group will be reduced and the pass through rates of those classes of certificates may be capped.  However, if the pass through rates of any of the class AF-4, class AF-5, class AF-6, class MF-1, class MF-2, class BF-1, class BF-1A or class BV-1A certificates are capped on any distribution date, holders of those certificates will not be entitled to any additional amounts on future distribution dates to make up for the application of such caps.

Mechanics of the trust place risk of loss principally on subordinate certificates

Under the interest distribution mechanics of the trust:

•

Class M-1 certificates receive distributions only after required distributions to the related class A certificates;

•

Class M-2 certificates receive distributions only after required distributions to the related class A and the class M-1 certificates; and

•

Class B-1 and class B-1A certificates receive distributions only after required distributions to the related class A, class M-1 and class M-2 certificates.

If the trust does not have sufficient funds to distribute interest to all classes of certificates, the shortfall will be borne by the certificates in reverse order of seniority.

If the trust disposes of a mortgage loan at a loss, the aggregate certificate principal balances of the related certificates may exceed the scheduled principal balances of the group.  In that event, the trust will generally reduce the certificate principal balances of the related class B-1A certificates of the group, then the class B-1 certificates of that group, and then the remaining classes of the group in reverse order of seniority.

You should fully consider the subordination risks associated with an investment in the class M-1, class M-2, class B-1 or class B-1A certificates.  These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

Although assigned the same rating, the class B-1A certificates take losses before the class B-1 certificates

As described more fully in this prospectus supplement, the class B-1A and class B-1 certificates have been assigned ratings in the same category (without giving effect to modifiers within such category) and rank on an equal basis for purposes of distributions of interest.  However, losses in each group will be allocated to the class B-1A certificates of the group before losses will be allocated to the class B-1 certificates of the group.

Loan characteristics of the mortgage pool may vary from the characteristics of the mortgage loans disclosed in this prospectus supplement

This prospectus supplement describes only an identified portion of the mortgage loans to be sold to the trust on the closing date. The additional mortgage loans to be delivered on the closing date may have characteristics that differ somewhat from the identified mortgage loans described in this prospectus supplement.  The trust will file current reports on Form 8-K following the purchase of additional mortgage loans by the trust as of the closing date.  The current reports on Form 8-K will include the same type of information regarding the additional mortgage loans that is included in this prospectus supplement with respect to the identified mortgage loans.

The following characteristics of the mortgage loans may increase risk of loss:
Non-conforming underwriting standards

As a general matter, the seller originated or purchased or will originate or purchase the mortgage loans in accordance with its mortgage loan program for non-conforming credits — a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.

The mortgage loans may experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

At ______, ____, the statistical cut off date, less than ___% of the mortgage loans already identified for inclusion in the pool will be delinquent. ______% of group I and ______% of group II mortgage loans already identified for inclusion in the pool had first monthly payments due on or before ______, ____.  Because only those identified mortgage loans could have a monthly payment delinquent 30 days or more, current information about delinquencies may not be representative of future experience.

Geographic concentration

The mortgaged premises for ______% of the group I mortgage loans already identified for inclusion in the pool and ______% of the group II mortgage loans already identified for inclusion in the pool are located in California.  An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in California could adversely affect the values of the mortgaged premises located in California and increase the risk of loss on the related mortgage loans.

Second liens

______% of the aggregate scheduled principal balance of group I mortgage loans already identified for inclusion in the pool are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage.  The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.

Balloon loans

______% of the aggregate scheduled principal balances of group I mortgage loans already identified for inclusion in the pool are “balloon loans” that provide for the payment of the unamortized principal balance in a single payment at maturity.  If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgages with loan-to-value ratios of ____% or below.  Approximately ______% for group I (______% for group II) of the mortgage loans based on aggregate cut off date principal balances had combined loan-to-value ratios in excess of         %.

Other legal considerations

Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

•

regulate interest rates and other charges on mortgage loans;

•

require certain disclosures to borrowers;

•

require licensing of the seller and the other originators; and

•

regulate generally the origination, servicing and collection process for the mortgage loans.

Violations of these laws:

•

may limit the ability of the trust to collect on the mortgage loans;

•

may entitle a borrower to a refund of amounts previously paid; and

•

could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans.

The seller has represented that all applicable federal and state laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust.  If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

Limitations on hazard insurance	Standard hazard insurance policies do not insure against physical damage arising from earth movement, including earthquakes, landslides and mudflows.
Insolvency of seller could cause payment delays

The seller believes that the transfers of the mortgage loans by the seller to the depositor and by the depositor to the trust constitute sales by the seller to the depositor and by the depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding. Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales.  Even if this argument proves unsuccessful, delays in distributions could result.

The trustee, the depositor and the rating agencies rating the offered certificates will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.

THE MORTGAGE LOAN POOL

General

The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus.  As a general matter, the seller’s mortgage loan program consists of the origination, or purchase, and packaging of mortgage loans relating to non-conforming credits.  A non-conforming credit is a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.  Mortgage loans originated or purchased under the seller’s mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

The mortgaged premises may consist of residential properties which may be detached or attached:

•

one-to-four family dwellings;

•

condominium units;

•

townhouses;

•

manufactured housing; and

•

units in a planned unit development.

The mortgaged premises may be owner-occupied or non-owner-occupied investment properties.  Owner-occupied properties include second and vacation homes.  The mortgage loans are or will be secured by first and second mortgages on the mortgaged premises.

This prospectus supplement contains statistical information with respect to only an identified portion of the mortgage loans to be sold to the trust on the closing date.  Accordingly, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the identified mortgage loans as of _________, ______, the statistical cut off date.  Whenever reference is made to the characteristics of the identified mortgage loans or to a percentage of those loans, the reference is based on the scheduled principal balances of the identified mortgage loans.  The characteristics of the mortgage loans as of the closing date will vary from the characteristics of the identified mortgage loans as of the statistical cut off date.

The identified mortgage loans satisfy certain criteria including:

•

a remaining term to stated maturity of no more than 360 months;

•

a mortgage interest rate of at least _____% with respect to group I; and

•

a mortgage interest rate of at least _____% with respect to group II.

Substantially all the identified mortgage loans had a loan-to-value ratio not in excess of ______% and were originated less than six months prior to the statistical cut off date.  Each mortgage loan in the trust will be assigned to one of the two groups comprised of mortgage loans which bear fixed interest rates only, in the case of group I, and mortgage loans which bear adjustable interest rates only, in the case of group II.  Additional mortgage loans included in the  mortgage loans to be delivered on the closing date will be included in group I and group II and will be selected using generally the same criteria used to select the identified mortgage loans.  In addition, generally the same representations and warranties will be made with respect to those additional mortgage loans.  The group I certificates generally represent undivided ownership interests in all mortgage loans contained in group I.  The group II certificates generally represent undivided ownership interests in all mortgage loans contained in group II.  Portions of excess interest from one group may be applied to payments for the other group as a result of cross collateralization arrangements described under the heading “Description of the Offered Certificates – Excess Interest” beginning on page S-__ of this prospectus supplement.

All the identified mortgage loans in group II as of the statistical cut off date are subject to:

•

periodic interest rate adjustment caps;

•

lifetime interest rate ceilings; and

•

lifetime interest rate floors.

Substantially all of the identified mortgage loans in group II had interest rates which were not fully indexed as of the statistical cut off date.  This means the mortgage interest rates did not equal the sum of the gross margin and the applicable index as of that date.  Group II mortgage loans have interest rate factors that fall into the following categories:

•

Six month LIBOR mortgage loans bear interest at a rate that adjusts semiannually based on the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal;

•

3/27 LIBOR mortgage loans and 2/28 LIBOR mortgage loans bear interest initially at a rate fixed at origination for three or two years and thereafter at a rate that adjusts semiannually based on six month LIBOR; and

•

One year CMT mortgage loans bear interest at a rate that adjusts annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board.

It is expected that additional mortgage loans included in group II will not have materially different interest rate features.

The information in the following tables, including the textual information beneath each table and elsewhere in this prospectus supplement, is approximate and is based solely on the scheduled principal balances of the identified mortgage loans as of the statistical cut off date.  This information does not include information about additional mortgage loans that are expected to be delivered at the closing date.  Totals may not add completely to 100% because of rounding.  All the calculations are a percent of the given group.

1) Current Scheduled Principal Balance
	Group I		Group II
	No. of	Scheduled	No. of	Scheduled
Current Scheduled	Mortgage	Principal	Mortgage	Principal
Principal Balance($)	Loans(%)	Balance(%)	Loans(%)	Balance(%)

0.00 – 25,000.00
25,000.01 – 50,000.00
50,000.01 – 75,000.00
75,000.01 – 100,000.00
100,000.01 – 125,000.00
125,000.01 – 150,000.00
150,000.01 – 175,000.00
175,000.01 – 200,000.00
200,000.01 – 225,000.00
225,000.01 – 250,000.00
250,000.01 – 275,000.00
275,000.01 – 300,000.00
300,000.01 – 325,000.00
325,000.01 – 350,000.00
350,000.01 – 375,000.00
375,000.01 – 400,000.00
400,000.01 – 425,000.00
425,000.01 – 450,000.00
450,000.01 – 475,000.00
475,000.01 – 500,000.00
525,000.01 – 550,000.00
600,000.01 – 625,000.00
725,000.01 – 750,000.00
875,000.01 – 900,000.00
Totals:	100.00	100.00	100.00	100.00

The average scheduled principal balance is (a) $______ for the mortgage loans, (b) $______ for group I and (c) $______ for group II.  The minimum and maximum scheduled principal balances of the mortgage loans are $______ and $________, respectively.

2) Maximum Lifetime Mortgage Interest Rates on Group II
Maximum Lifetime	No. of
Mortgage Interest	Mortgage	Scheduled
Rate(%)	Loans(%)	Principal Balance(%)

13.001 – 13.500
13.501 – 14.000
14.001 – 14.500
14.501 – 15.000
15.001 – 15.500
15.501 – 16.000
16.001 – 16.500
16.501 – 17.000
17.001 – 17.500
17.501 – 18.000
18.001 – 18.500
18.501 – 19.000
19.001 – 19.500
19.501 – 20.000
20.001 – 20.500
Totals:	100.00	100.00

The weighted average maximum lifetime mortgage interest rate for group II is %.

3) Current Mortgage Interest Rates
	Group I		Group II
Current	No. of	Scheduled	No. of	Scheduled
Mortgage Interest	Mortgage	Principal	Mortgage	Principal
Rate($)	Loans(%)	Balance(%)	Loans(%)	Balance(%)

7.01 – 7.25
7.26 – 7.50
7.51 – 7.75
7.76 – 8.00
8.01 – 8.25
8.26 – 8.50
8.51 – 8.75
8.76 – 9.00
9.01 – 9.25
9.26 – 9.50
9.51 – 9.75
9.76 – 10.00
10.01 – 10.25
10.26 – 10.50
10.51 – 10.75
10.76 – 11.00
11.01 – 11.25
11.26 – 11.50
11.51 – 11.75
11.76 – 12.00
12.01 – 12.25
12.26 – 12.50
12.51 – 12.75
12.76 – 13.00
13.01 – 13.25
13.26 – 13.50
13.51 – 13.75
13.76 – 14.00
14.01 – 14.25
14.26 – 14.50
14.51 – 14.75
14.76 – 15.00
15.01 – 15.25
15.26 – 15.50
15.51 – 15.75
15.76 – 16.00
Totals:	100.00	100.00	100.00	100.00
The weighted average current mortgage interest rate is (a) ______% per annum for the mortgage loans, (b) ______% per annum for group I and (c) ______% per annum for group II.

4) Minimum Lifetime Mortgage Interest Rates on Group II

	No. of
Minimum Lifetime	Mortgage	Scheduled
Mortgage Interest Rates(%)	Loans(%)	Principal Balance(%)

5.501 – 6.000
6.001 – 6.500
6.501 – 7.000
7.001 – 7.500
7.501 – 8.000
8.001 – 8.500
8.501 – 9.000
9.001 – 9.500
9.501 – 10.000
10.001 – 10.500
10.501 – 11.000
11.001 – 11.500
11.501 – 12.000
12.001 – 12.500
12.501 – 13.000
13.001 – 13.500
13.501 – 14.000
Totals:	100.00	100.00

The weighted average minimum lifetime mortgage interest rate for group II is ______%
per annum.  ______% of the group II mortgage loans have a minimum lifetime mortgage interest rate greater than the applicable gross margin.

5)   Gross Margins on Group II

	No. of	Scheduled
Gross Margin (%)	Mortgage Loans(%)	Principal Balance(%)

3.751 – 4.000
4.001 – 4.250
4.251 – 4.500
4.501 – 4.750
4.751 – 5.000
5.001 – 5.250
5.251 – 5.500
5.501 – 5.750
5.751 – 6.000
6.001 – 6.250
6.251 – 6.500
6.501 – 6.750
6.751 – 7.000
7.001 – 7.250
7.251 – 7.500
7.501 – 7.750
7.751 – 8.000
8.001 – 8.250
8.251 – 8.500
8.501 – 8.750
9.251 – 9.500
Totals:	100.00	100.00

The weighted average gross margin for group II is ______%.

6)   Next Interest Adjustment Dates on Group II

Interest	No. of	Scheduled
Adjustment Date	Mortgage Loans(%)	Principal Balance(%)

Totals:	100.00	100.00

The weighted average next interest adjustment date for group II is ______.

7)   Original Combined Loan-to-Value Ratios on Group I(1)

Original Combined	No. of	Scheduled
Loan-to-	Mortgage	Principal
Value Ratio(%)	Loans(%)	Balance(%)

15.001 – 20.000
20.001 – 25.000
25.001 – 30.000
30.001 – 35.000
35.001 – 40.000
40.001 – 45.000
45.001 – 50.000
50.001 – 55.000
55.001 – 60.000
60.001 – 65.000
65.001 – 70.000
70.001 – 75.000
75.001 – 80.000
80.001 – 85.000
85.001 – 90.000
90.001 – 95.000
95.001 – 100.000
Totals:	100.00	100.00

(1) The combined loan-to-value ratio of a mortgage loan (including a second mortgage loan) is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.  The weighted average combined original loan-to-value
ratio is        % for group I.

8)   Original Loan-to-Value Ratios on Group II(1)

Original	No. of	Scheduled
Loan-to-	Mortgage	Principal
Value Ratio(%)	Loans(%)	Balance(%)

15.001 – 20.000
20.001 – 25.000
25.001 – 30.000
30.001 – 35.000
35.001 – 40.000
40.001 – 45.000
45.001 – 50.000
50.001 – 55.000
55.001 – 60.000
60.001 – 65.000
65.001 – 70.000
70.001 – 75.000
75.001 – 80.000
80.001 – 85.000
85.001 – 90.000
90.001 – 95.000
Totals:	100.00	100.00

(1) The weighted average original loan-to-value ratio is ______% for group II.

9)

Remaining Amortization Term

	Group I		Group II
Remaining Term (Months)	No. of Mortgage Loans(%)	Scheduled Principal Balance(%)	No. of Mortgage Loans(%)	Scheduled Principal Balance(%)
55 – 60
115 – 120
139 – 144
169 – 174
175 – 180
229 – 234
235 – 240
265 – 270
295 – 300
337 – 342
343 – 348
349 – 354
356 – 360
Totals:	100.00	100.00	100.00	100.00

The weighted average remaining amortization term is ____ months for group I and ____ months for group II.

10)   Occupancy Type of Mortgaged Premises

	Group I		Group II
Occupancy Type(1)	No. of Mortgage Loans(%)	Scheduled Principal Balance(%)	No. of Mortgage Loans(%)	Scheduled Principal Balance(%)

Primary Home
Second Home
Investor
Totals:	100.00	100.00	100.00	100.00

(1) As represented by the borrowers on their mortgage loan applications.

11)   Origination Program

	Group I		Group II
Origination Program (1)	No. of Mortgage Loans(%)	Scheduled Principal Balance(%)	No. of Mortgage Loans(%)	Scheduled Principal Balance(%)

Full Documentation
Limited Documentation
Stated Documentation
No Ratio
Totals:	100.00	100.00	100.00	100.00

(1)  See “The Mortgage Loan Pool — Underwriting Standards” on page S-__.

12)   Mortgage Loan Purpose

	Group I		Group II
Loan Purpose	No. of Mortgage Loans(%)	Scheduled Principal Balance(%)	No. of Mortgage Loans(%)	Scheduled Principal Balance(%)
Purchase
Refinance (cash out)
Refinance (no cash-out)
Totals:	100.00	100.00	100.00	100.00

13)   Property Types of Mortgaged Premises

	Group I		Group II
Property Type	No. of Mortgage Loans %)	Scheduled Principal Balance (%)	No. of Mortgage Loans (%)	Scheduled Principal Balance (%)

DeMinimis PUD
Manufactured Housing
PUD
Townhouses
2-4 Family
High-Rise Condo
Low-Rise Condo
Single Family Detached
Single Family Attached
Totals:	100.00	100.00	100.00	100.00

14)

Loan Types in Group II

Loan Type	No. of Mortgage Loans (%)	Scheduled Principal Balance (%)

One Year CMT
2/28 LIBOR
3/27 LIBOR
Six Month LIBOR
Totals:	100.00	100.00

	Group I		Group II
State	No. of Mortgage Loans (%)	Scheduled Principal Balance (%)	No. of Mortgage Loans (%)	Scheduled Principal Balance (%)

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Totals:	100.00	100.00	100.00	100.00

Additional Information

The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of mortgage loans, as constituted at the close of business on the statistical cut-off date, except where otherwise specifically indicated.  The pool of mortgage loans will include subsequent mortgage loans to be acquired during the pre-funding period.  In addition, the depositor may remove mortgage loans included in the statistical pool prior to closing:

•

as a result of incomplete documentation or non-compliance with representations and warranties, or

•

if the depositor believes that removal is necessary or appropriate.

The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the agreement creating the trust.  The seller believes that the information set forth in this prospectus supplement with respect to group I and group II is representative of the characteristics of the respective group as it will be constituted at the closing date.

The depositor will file a current report on Form 8-K with the Commission, together with the agreement, within fifteen days after the initial issuance of the offered certificates.  The depositor will note the effect of any changes in the pool in the current report on Form 8-K as a result of adding or removing any mortgage loans.  The depositor also intends to file additional yield tables and other computational materials with the Commission in a current report on Form 8-K.  The underwriters of the offered certificates prepared the yield tables and computational materials at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Those tables and assumptions may be based on assumptions that differ from the modeling assumptions used in preparing tables set forth under the heading “Prepayment and Yield Considerations” herein.  Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Underwriting Standards

The seller’s underwriting philosophy is to analyze the overall situation of the borrower and to take into account compensating factors which may be used to offset certain areas of weakness.  Specific compensating factors include:

•

loan-to-value ratio;

•

mortgage payment history;

•

disposable income;

•

employment stability; and

•

number of years at residence.

The seller underwrites each loan individually.  The seller bases its underwriting decision on the risk profile of the loan, even in instances where the seller purchases a group of mortgage loans in bulk.  In some of these bulk purchases, the seller engages contract underwriters to underwrite individual mortgage loans under the direct supervision of the seller’s senior underwriting staff.

The seller customarily employs underwriting guidelines to aid in assessing:

•

the borrower’s ability and willingness to repay a loan according to its terms; and

•

whether the value of the property securing the loan will allow the lender to recover its investment if a loan default occurs.

The seller has established classifications with respect to the credit profile of the borrower.  The terms of the loans and the maximum loan-to-value ratios and debt-to-income ratios vary based on the classification of the borrower.  The seller generally offers borrowers with less favorable credit ratings loans with higher interest rates and lower loan-to-value ratios than borrowers with more favorable credit ratings.

The seller’s underwriting standards are applied in accordance with applicable federal and state laws and regulations and require a qualified appraisal of the mortgaged property which conforms to Fannie Mae and Freddie Mac standards.  Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of building a similar home.  The appraisal may be no more than 180 days old on the day the loan is originated.  In most instances, the seller will also require a field review appraisal for properties that have a value of $__________ to $__________ and a second full appraisal for properties that have a value over $__________.

The seller has three loan documentation programs:

•

Full Documentation — underwriter review of  the borrower’s credit report, handwritten loan application, property appraisal, and the documents that are provided to verify employment and bank deposits, such as W-2’s and pay stubs, or signed tax returns for the past two years;

•

Limited Documentation — only available for self-employed borrowers; six months of personal and/or business bank statements are acceptable documentation of the borrower’s stated cash flow; loan-to value ratios of 80.01% to 90% require two years of personal bank statements; and

•

Stated Income — the borrower’s income as stated on the loan application must be reasonable for the related occupation because the income is not independently verified.  The seller does, however, verify the existence of the business and employment; and any self-employed business must have been in existence for at least two years.

The seller may, from time to time, apply underwriting criteria that are either more stringent or more flexible than the general guidelines of the underwriting programs outlined below depending on the economic conditions of a particular market.

The seller has developed two primary underwriting programs:

•

Traditional Underwriting Program (1st & 2nd lien mortgage loans)  — generally, all secondary credit items receive a full underwriting review prior to issuing an approval.

The seller’s general guidelines for the Traditional Underwriting Program are set forth below:

A+	A	A-	B	C	D
Mortgage History

No late payments	Maximum of one 30-day late payment	Maximum of two 30-day late payments in last 12 months (maximum of one 30-day late payment if LTV is greater than 85%)	Maximum of four 30-day late payments or two 30-day and one 60-day late payments in last 12 months	Maximum of five 30-day and one 60-day late payments or four 30-day, one 60-day and one 90-day late payments in last 12 months	Maximum of six 30-day, two 60-day and one 90-day late payments
Secondary Credit

Maximum of three 30-day late payments on revolving credit; two 30-day late payment on installment credit	Maximum of three 30-day late payments on revolving credit; three 30-day late payments on installment credit	Maximum of three 30-day late payments on revolving credit; three 30-day late payments on installment credit (isolated 60-day late payments acceptable)	Maximum of four 30-day and one 60-day late payments on revolving credit; three 30-day and one 60-day late payments on installment credit (isolated 90-day late payments acceptable)	Discretionary	Discretionary
Bankruptcy Filings

Chapters 7 & 13 – Discharged 2 years (re-established credit since the discharge)	Chapter 7 – Discharged 2 years Chapter 13 – Discharged 1 year (re-established credit since discharge)	Chapter 7 – Discharged 2 years Chapter 13 –1 year from date of filing with proof paid as agreed (must be discharged)	Chapter 7 – Discharged 1½ years Chapter 13 -1 year from date of filing with proof paid as agreed (must be discharged)	Chapter 7 - Discharged 1 year Chapter 13 -1 day after discharge with proof paid as agreed	Chapter 7 & 13 - 1 day from discharge
Debt-To-Income Ratio

50%	50%	50%	50%	55%	55%
Maximum Loan-To-Value (1st lien mortgage loans only)

90%	90%	90%	85%	80%	70%

•

The Score Plus Underwriting Program (1st lien mortgage loans only) — generally, a borrower’s secondary credit (excluding mortgage, foreclosure and bankruptcy histories) is evaluated by credit score.  Accordingly, credit score minimums apply for each credit grade.

The seller’s general guidelines for the Score Plus Underwriting Program are set forth below:

A+	A	A-	B	C	D
Mortgage History

No late payments	Maximum of one 30-day late payment	Maximum of two 30-day late payments in last 12 months	Maximum of four 30-day late payments or two 30-day and one 60-day late payments in last 12 months	Maximum of five 30-day and one 60-day late payments or four 30-day, one 60-day and one 90-day late payments in last 12 months	N/A
Secondary Credit

Minimum Credit Score 620	Minimum Credit Score 580 620 for LTV >95	Minimum Credit Score 570 620 >90 LTV	Minimum Credit Score 560	Minimum Credit Score 550	N/A
Bankruptcy Filings

Chapters 7 & 13 – Discharged 2 years (re-established credit since the discharge)	Chapter 7 – Discharged 2 years Chapter 13 – Discharged 2 years (re-established credit since discharge)	Chapter 7 – Discharged 2 years Chapter 13 –2 years from date of filing with proof paid as agreed (must be discharged)	Chapter 7 – Discharged 1.5 years Chapter 13 -1.5 years from date of filing with proof paid as agreed (must be discharged)	Chapter 7 - Discharged 2 years Chapter 13 -1 year from date of filing with proof paid as agreed (must be discharged)	N/A
Debt-To-Income Ratio

50<-90% LTV 45%>90% LTV	50% < 90% 45% > 90%	50%	50%	55%	N/A
Maximum Loan-To-Value (1st lien mortgage loans only)

100%	100%	100%	85%	80%	N/A
Foreclosure

>=5 Yrs If LTV > 95%, not allowed	>=5 Yrs	>=3 Yrs	>=3 Yrs	>=3 Yrs	N/A

Servicing of the Mortgage Loans

General.  Saxon Mortgage Services, Inc., an affiliate of the depositor, will service the mortgage loans.  The principal offices of the servicer are located in Fort Worth, Texas.  The servicer is a HUD-approved originator and is approved by and in good standing with Fannie Mae and Freddie Mac.  The servicer will provide customary servicing functions with respect to the mortgage loans.  Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay month end interest with respect to mortgage loans serviced by it.  The servicer must obtain approval of the master servicer with respect to some of its servicing activities.  In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted mortgage loans and REO properties.  See “Servicing of Mortgage Loans” in the prospectus.

As of _______, ____, the servicer serviced a portfolio of approximately ______ one-to-four family conventional residential mortgage loans totaling approximately $____ billion.  The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer’s conventional loan servicing portfolio as of the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.

Percentage of Total Portfolio

	December 31,		December 31,		December 31,		December 31,
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Period of delinquency
31 to 60 days
61 to 90 days
91 days or more
Total Delinquency(1)
Loans in foreclosure

________________________________

(1)  Totals may not sum due to rounding

These statistics represent the recent experience of the servicer.  There can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the trust will be comparable.  In addition, these statistics are based on all the one-to-four family residential mortgage loans in the servicer’s servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards.  Not all the mortgage loans in the servicer’s servicing portfolio constitute non-conforming credits.  Accordingly, there can be no assurance that the delinquency and foreclosure experience of the trust's mortgage loans in the future will correspond to the future delinquency and foreclosure experience of the servicer’s one-to-four family conventional residential mortgage loan servicing portfolio.  The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

•

the value of real estate securing the mortgage loans; and

•

the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchase

The servicing fee rate applicable to each mortgage loan equals one-twelfth of a fixed percentage per annum of the scheduled principal balance of the mortgage loan on the first day of the due period with respect to each distribution date.  A due period is the period from and including the second day of a month to and including the first day of the following month.  In addition, late payment fees with respect to the mortgage loans, any prepayment penalties, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation.  The servicer must pay some insurance premiums and ongoing expenses.  The servicer may transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

The servicer and/or the depositor will have the right, but not the obligation, to repurchase from the trust any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance.

Advances and Month End Interest

Before each distribution date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer believes that the advance is non-recoverable.  Advances of principal and interest will be considered non-recoverable only to the extent those amounts are not reimbursable from:

•

late collections in respect of such loan;

•

insurance proceeds in respect of such loan; and

•

net liquidation proceeds in respect of such loan.

The servicer’s obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified.  In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer’s obligation to make advances in respect of such loan will terminate at the time of such determination.

In addition, the servicer must deposit in its custodial account on or before each remittance date (the 21st day of each month or the preceding business day if the 21st day is not a business day) an amount equal to month end interest with respect to the preceding prepayment period (the period from and including the 18th day of a month to and including the 17th day of the following month), but only to the extent of the servicing fee payable with respect to the remittance date.  Month end interest means, with respect to any mortgage loan prepaid in full during a prepayment period, the difference between the interest that would have been paid on the mortgage loan through the last day of the month in which liquidation or prepayment occurred and interest actually received by the servicer with respect to the mortgage loan, in each case net of the servicing fee, except that month end interest does not accrue with respect to a prepayment of a mortgage loan during the period from the first day of a month through the last day of the prepayment period ending during the month.  If the servicer fails to deposit month end interest as required, the master servicer will be obligated to do so.

The Master Servicer

Saxon Mortgage, Inc., will act as master servicer of the mortgage loans.  The master servicer has limited experience master servicing mortgage loans.  The master servicer will:

•

supervise the servicing of the mortgage loans;

•

provide specified reports to the trustee regarding the mortgage loans;

•

make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance; and

•

appoint a successor servicer if a servicer is terminated.

The master servicer is entitled to a master servicing fee, payable on each distribution date, in the amount equal to one-twelfth of the master servicing fee rate multiplied by the scheduled principal balance of the mortgage loans on the first day of the due period with respect to each distribution date.  The master servicer will pay the trustee its monthly fees out of the master servicing fee.

PREPAYMENT AND YIELD CONSIDERATIONS

General

The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered certificates will be directly related to the rate of payment of principal of the mortgage loans in the related group, including:

•

payments in full prior to stated maturity;

•

liquidations due to defaults;

•

casualties and condemnations; and

•

repurchases of mortgage loans by the depositor.

If the actual rate of principal payments on the mortgage loans in a group is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than that investor’s anticipated yield.  If the actual rate of principal payments on the mortgage loans in a group is faster than the rate anticipated by an investor who purchases an offered certificate at a premium, the actual yield to that investor will be lower than such investor’s anticipated yield.

The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

•

the age of the mortgage loans;

•

the geographic locations of the properties securing the loans;

•

the extent of the mortgagors’ equity in the properties;

•

changes in the mortgagors’ housing needs, job or employment status; and

•

the credit quality of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors.  In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates.  The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor’s determination.

The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a certificate until each dollar of principal of that certificate will be distributed to the investor.  The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered certificates will be influenced by the rate at which principal payments on the mortgage loans in the related group are paid.  These payments may be in the form of scheduled amortization or prepayments which include prepayments, liquidations due to default or early termination of the trust.

The class AF-6 certificates will not be entitled to distributions of principal, either scheduled or unscheduled, until ______, ____, except as otherwise described in this prospectus supplement.  After that date, the relative entitlement of the class AF-6 certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class AF-6 Distribution Amount.  See  “Description of the Offered Certificates – Distributions” on page S-__.

In addition to the factors described above, the weighted average life and yield to maturity of the class B-1A certificates of each group will be directly related to the timing and amount of excess interest available for distribution in reduction of the certificate principal balances of those certificates.  The level of excess interest available on any distribution date will be influenced by, among other things:

•

The overcollateralization level of the related mortgage loans.  This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the certificate principal balances of the related certificates;

•

The loss experience of the mortgage loans.  For example, excess interest will be applied to interest shortfalls on the certificates before it is distributed in reduction of the certificate principal balances of the class B-1A certificates;

•

In the case of group II, the level of one month LIBOR and the indices for the adjustable rate mortgage loans.  For example, for the mortgage loans in group II, excess interest is largely a function of the extent to which the values of the indices applicable to those mortgage loans plus the applicable gross margin exceed the applicable pass through rates; and

•

In the case of group I, the extent to which the weighted average net rate of the fixed rate loans in the group exceeds the weighted average of the pass through rates of the group I certificates.

No assurance can be given as to the amount of excess interest distributable at any time or in the aggregate.  Additionally, the Applicable Percentage for each group, which varies from time to time and regulates the portion of excess interest to be applied to distribution of the class B-1A certificates, will also affect the weighted average lives of the class B-1A certificates.  As described herein, excess interest will be applied to the extent available as an additional payment of principal on the certificates to create limited overcollateralization.  See “Description of the Offered Certificates – Excess Interest” on page S-__.  The level of excess interest available on any distribution date will be influenced by the factors described above.

Prepayments and Yields for Offered Certificates

All the mortgage loans in group I are or will be fixed rate mortgage loans.  The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years.  In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

The pass through rates applicable to the class AF-4, class AF-5, class MF-1, class MF-2, class BF-1 and class BF-1A certificates on any distribution date will equal the lesser of:

•

a fixed rate as set forth on page S-__, and

•

the weighted average mortgage interest rate of the mortgage loans in group I, net of servicing fees and master servicing fees, for that distribution date.  This is known as the weighted average net rate.

As a result, payments of principal on the mortgage loans in group I having net mortgage interest rates which exceed the weighted average net rate may reduce the pass through rates and yields on the related certificates.  The mortgage interest rates of the identified mortgage loans in group I as of the statistical cut off date are expected to range from ____% to ____% per annum.  Under certain scenarios, it is likely that principal prepayments will be concentrated among mortgage loans with higher mortgage interest rates, thus potentially reducing the pass through rates on those certificates.  The weighted average mortgage rate of identified mortgage loans in group I as of the statistical cut off date is expected to be ____% per annum.  The pass through rate applicable to the class BV-1A certificates on any distribution date will equal the lesser of:

•

the fixed rate set forth on page S-__, and

•

the weighted average net rate of the identified mortgage loans in group II.

The weighted average mortgage rate of the identified mortgage loans in group II as of the statistical cut off date is expected to be ____% per annum.

All the mortgage loans in group II are or will be adjustable rate mortgage loans.  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate.  Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

The final scheduled distribution date for each of the class AF-1, class AF-2, class AF-3 and class AF-4 certificates is the date on which the certificate principal balance of the class would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related group, that scheduled monthly payments of principal of and interest on each of those mortgage loans are timely received, and the optional termination does not occur.  The final scheduled distribution date for each of the class AF-5, class AF-6, class MF-1, class MF-2, class BF-1, class AV-1, class MV-1, class MV-2 and class BV-1 certificates is the first distribution date following the latest possible maturing mortgage loan in the related group.

The final scheduled distribution date for each of the class BF-1A and class BV-1A certificates is the date on which the certificate principal balance of the class would be reduced to zero assuming, among other things, that prepayments on the mortgage loans in the related group occur at ____% of the related prepayment assumption for the group and that scheduled monthly payments of principal of and interest on each of those mortgage loans are timely received.

The final distribution date with respect to each class of offered certificates will depend primarily upon:

•

the rate and timing of prepayments which will be distributed in reduction of the related certificate principal balances;

•

whether or not the master servicer exercises its right to purchase all of the mortgage loans on the first Clean-Up Call Date; and

•

the amount of excess interest used to repay principal on the certificates.

The final distribution date with respect to each class of the offered certificates will also be affected by the default and recovery experience of the mortgage loans.  The actual final distribution date of the offered certificates may be earlier or later than the final scheduled distribution date.

On each distribution date, the class B-1A certificates of each group are entitled to a portion of interest payments on the related mortgage loans after required distributions of principal and interest on the certificates and payment of trust expenses.  This excess interest will be applied to reduce the certificate principal balance of the related class B-1A certificates.  See “Description of the Offered Certificates -- Excess Interest” beginning on page S-__.  Based on the modeling assumptions described below and 100% of the applicable prepayment assumption, the weighted average lives of the class BF-1A and class BV-1A certificates would be ___ and ___ years, respectively.  No assurance can be given as to the actual rate of principal prepayments on the related mortgage loans.  Actual rates of prepayments that differ from those anticipated could have a significant effect on the actual weighted average lives of those certificates and could adversely affect their yield to maturity.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption.  A separate prepayment assumption has been calculated for each group and represents an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period.  ____% of the prepayment assumption for group I (Scenario IV for group I) assumes prepayment rates of ____% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional ____% per annum in each month thereafter up to and including the tenth month.  Beginning in the eleventh month and in each month thereafter during the life of those mortgage loans, ____% of the prepayment assumption for group I assumes a constant prepayment rate of ___% per annum. ____% of the prepayment assumption for group II (Scenario IV for group II) assumes prepayment rates of ____% per annum of the then outstanding principal balance of the related mortgage loans in the first month of life of those mortgage loans and an additional ____% per annum in each month thereafter up to and including the 10th month.  In the 23rd month through the 25th month 100% of the prepayment assumption for group II assumes a constant prepayment rate of ____% and in the 35th month through the 37th month assumes a constant prepayment rate of ____%.  From the 11th month through the 22nd month and in the 26th month through the 34th month and in the 38th month and in each month thereafter during the life of those mortgage loans, ____% of the prepayment assumption for group II assumes a constant prepayment rate of ____% per annum.  As used in the tables below, ____% prepayment assumption (Scenario I for each group below) assumes prepayment rates equal to ____% of the prepayment assumption.  No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

•

the mortgage loans of the related groups prepay at the indicated percentage of the related prepayment assumption;

•

distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in __________, in accordance with the payment priorities set forth in this prospectus supplement;

•

no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•

scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in _________, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in __________, and include 30 days’ interest thereon;

•

the level of six month LIBOR remains constant at ______%;

•

the level of one year CMT remains constant at ______%;

•

the pass through rates for the group II certificates, other than the class BV-1A certificates, are based on constant one month LIBOR of ______%;

•

the closing date for the offered certificates is ______, ____;

•

the mortgage interest rate for each mortgage loan in group II is adjusted on its next mortgage interest rate change date and on subsequent mortgage interest rate change dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

•

the assumed level of the applicable index and

•

the respective gross margin;

•

for purposes of the “Weighted Average Life — Optional Termination” in the tables, the offered certificates are redeemed on the first day on which they may be redeemed;

•

credit enhancement percentages for each group were derived from the certificate principal balances of the offered certificates set forth in this prospectus supplement; and

•

each group consists of mortgage loans having the approximate characteristics set forth in the following tables.

Group I Loans
					Original	Original
Amortization	Current	Gross		Net	Amortization	Amortization	Original
Methodology	Balance ($)	WAC (%)	Servicing (%)	WAC (%)	Term	Term	Term to Balloon

Level
Level
Balloon

Group II Loans
			Net			Gross		Initial	Gross	Gross
Current	Gross	Servicing	WAC	Original	Remaining	Margin	Periodic	Periodic	Life	Life	Reset	Next
Balance ($)	WAC (%)	(%)	(%)	Term	Term	(%)	Cap (%)	Cap (%)	Cap (%)	Floor (%)	Frequency	Reset

Six Month LIBOR Loans

CMT Loans

PREPAYMENT SCENARIOS

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII

Group I Prepayment Assumption:
Group II Prepayment Assumption:

The following tables set forth the approximate percentages of the identified principal amount of the offered certificates that would be outstanding after each of the dates shown, and the approximate weighted average life in years of the offered certificates, based on prepayment scenarios described in the table entitled “Prepayment Scenarios.”  The percentages have been rounded to the nearest 1%.

PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

	Class AF-1 Scenario								Class AF-2 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent								Initial Percent

Weighted Average Life(1) Maturity Optional Termination								Weighted Average Life(1) Maturity Optional Termination

	Class AF-3 Scenario								Class AF-4 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent								Initial Percent

Weighted Average Life(1) Maturity Optional Termination								Weighted Average Life(1) Maturity Optional Termination

(1)   The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

	Class AF-5 Scenario								Class AF-6 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial percent								Initial Percent

Weighted Average Life(1) Maturity Optional Termination								Weighted Average Life(1) Maturity Optional Termination

	Class MF-1 Scenario								Class MF-2 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent								Initial Percent

Weighted Average Life(1) Maturity Optional Termination								Weighted Average Life(1) Maturity Optional Termination

(1)   The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

	Class BF-1 Scenario								Class BF-1A Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent								Initial Percent

02/25/31
Weighted Average Life(1) Maturity Optional Termination								Weighted Average Life(1) Maturity Optional Termination

Class AV-1 Scenario
	I	II	III	IV	V	VI	VII
Initial Percent

Weighted Average Life(1) Maturity Optional Termination

(1)   The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

PERCENTAGE OF INITITAL CERTIFICATE PRINCIPAL BALANCE

	Class MV-1 Scenario								Class MV-2 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent								Initial Percent

Weighted Average Life(1) Maturity Optional Termination								Weighted Average Life(1) Maturity Optional Termination

	Class BV-1 Scenario								Class BV-1A Scenario

	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent								Initial Percent

Weighted Average Life(1) Maturity Optional Termination								Weighted Average Life(1) Maturity Optional Termination

(1)   The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

There is no assurance that prepayments will occur at any constant percentage or in accordance with any of the prepayment assumptions.

Payment Delay Feature of Group I Certificates and Class BV-1A Certificates

The effective yield to the holders of group I certificates and the class BV-1A certificates will be lower than the yield otherwise produced by the related pass through rate and the purchase price of those certificates because principal and interest distributions will not be payable to holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The certificates to be issued by the trust will consist of:

•

the following group I certificates, all of which are offered by this prospectus supplement and the accompanying prospectus:

•

class AF-1, class AF-2, class AF-3, class AF-4, class AF-5 and class AF-6 certificates;

•

class MF-1 and class MF-2 certificates;

•

class BF-1 certificates; and

•

class BF-1A certificates;

•

the following group II certificates, all of which are offered by this prospectus supplement and the accompanying prospectus:

•

class AV-1 certificates;

•

class MV-1 and class MV-2 certificates;

•

class BV-1 certificates; and

•

class BV-1A certificates; and

•

the class C and class R certificates, which are private certificates.

References to class A, class M-1, class M-2, class B-1 and class B-1A are, as the context requires, references to certificates of either or both groups of similar designations.  The class M-1, class M-2, class B-1 and class B-1A certificates are subordinate certificates.

The sum of the scheduled principal balances of each group on the closing date will equal the certificate principal balances of the related certificates.  The class M-1 certificates are subordinate in right of payment to the class A certificates; the class M-2 certificates are subordinate in right of payment to the class A and class M-1 certificates; the class B-1 certificates are subordinate in right of payment to the class A, class M-1 and class M-2 certificates; and the class B-1A certificates are subordinate in right of payment to the class A, class M-1, class M-2 and class B-1 certificates, in each case to the extent described herein.  See “—Distributions - Distributions of Principal.”

Significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the offered certificates appear in the Glossary at the end of this prospectus supplement.

Persons in whose names certificates are registered in the certificate register maintained by the trustee are the holders of the certificates.  For as long as the offered certificates are in book-entry form with DTC, the only holder of the offered certificates as the term holder is used in the agreement for the trust will be Cede & Co., a nominee of DTC.  No beneficial owner will be entitled to receive a definitive certificate representing the beneficial owner’s interest in the trust, except in the event that physical certificates are issued under limited circumstances set forth in the agreement.  All references in this prospectus supplement and the accompanying prospectus to the holders of offered certificates shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Agreement.  See “Description of the Offered Certificates – Book-entry Registration of the Offered Certificates” on page S-__.

As described under  “The Mortgage Loan Pool” on page S-__, the mortgage loan pool is divided into group I, which contains mortgage loans having fixed interest rates, and group II, which contains mortgage loans having adjustable interest rates.

The agreement for the trust requires that the trustee create an asset proceeds account and a distribution account.  All funds in those accounts must be invested and reinvested, as directed by the master servicer, in permitted investments.  See “The Agreement — Administration of Accounts” in the prospectus.

One day prior to the related distribution date or, if that day is not a business day, the immediately preceding business day the master servicer is required to withdraw from the master servicer custodial account and remit to the asset proceeds account and then to the distribution account an amount equal to the interest funds and principal funds with respect to each group for that distribution date.

Distributions

General.  Distributions on each class of the certificates will be made on each distribution date to holders of record as of the last business day of the month immediately preceding the calendar month in which the distribution date occurs, or the closing date in the case of the first distribution date, in an amount equal to the product of the holder’s percentage interest and the amount to be distributed to that class on the distribution date.  The percentage interest represented by any certificate will be equal to the percentage obtained by dividing the certificate principal balance of the certificate by the certificate principal balance of all certificates of the same class.

Distributions of Interest.  On each distribution date, the amount of interest distributable with respect to group I certificates and the class BV-1A certificates is the interest which has accrued on those certificates at the related pass through rate during the calendar month immediately preceding the calendar month in which the distribution date occurs.  On each distribution date, interest distributable with respect to the group II certificates, other than the class BV-1A certificates, is the interest which has accrued on those certificates at the then applicable related pass through rate from and including the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date.  Each period referred to in the prior sentence relating to the accrual of interest is an accrual period for the related distribution date.  The pass through rates for the certificates can be found on page S-__ above.

All calculations of interest on the group I certificates and on the class BV-1A certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months (30/360).  All calculations of interest on the group II certificates, other than the class BV-1A certificates, will be made on the basis of the actual number of days and a year of 360 days.

On each distribution date, the interest funds for that distribution date with respect to each group are required to be distributed in the following order of priority until the interest funds have been fully distributed:

•

to each class of the class A certificates, in the case of group I, and the class AV-1 certificates, in the case of group II, the Current Interest and any Interest Carry Forward Amount for the class and distribution date; provided, however, if the interest funds for group I are not sufficient to make a full distribution of the Current Interest and any Interest Carry Forward Amount with respect to the class A certificates of such group, the interest funds will be distributed pro rata among each class of the class A certificates based on the ratio of:

•

the Current Interest and Interest Carry Forward Amount for that class to

•

the total amount of Current Interest and any Interest Carry Forward Amount for the class A certificates of the group;

•

to the class M-1 certificates of the group, the Current Interest for that class and distribution date;

•

to the class M-2 certificates of the group, the Current Interest for that class and distribution date;

•

to the class B-1 certificates and class B-1A certificates of the group, the Current Interest for those classes and distribution date; provided, however, if the interest funds for a group of mortgage loans are not sufficient to make a full distribution of the Current Interest with respect to the class B-1 and class B-1A certificates of the group, the interest funds will be distributed pro rata among each of the class B-1 certificates and the class B-1A certificates based on the ratio of:

•

the Current Interest for the class to

•

the total amount of Current Interest for the class B-1 and class B-1A certificates of the group; and

•

any remainder as described below under the subheading “— Excess Interest” on page S-__.

The pass through rates for the group II certificates on any distribution date are capped at the Group II Available Funds Cap for that date.  Except with respect to the class BV-1A certificates, on any distribution date that the pass through rate for a class of the group II certificates is based upon the Group II Available Funds Cap, the excess of the amount of interest that the class would have been entitled to receive on that distribution date based on LIBOR plus the applicable spread, but not more than the weighted average of the maximum lifetime net mortgage interest rates for group II over the amount of interest the class received on that distribution date based on the Group II Available Funds Cap, together with the unpaid portion of any excess from prior distribution dates (and interest accrued at the then applicable pass through rate, without giving effect to the Group II Available Funds Cap) is the Group II Certificates Carryover Amount for that class.  Group II Certificates Carryover Amounts will be payable on any distribution date, to the extent there are sufficient available funds but only on or prior to the last distribution date with respect to a class as described in this prospectus supplement.  The rating of the group II certificates does not address the likelihood of the payment of any Group II Certificates Carryover Amount.  The class BV-1A certificates will not be entitled to any Group II Certificates Carryover Amount.  Certain group I certificates are also subject to a cap, but are not entitled to amounts in respect of shortfalls resulting from the application of the cap.

After the Clean-Up Call Date, the pass-through rates on the class AF-5, class MF-1 and class MF-2 certificates will increase by ____% and the initial spread over one month LIBOR for the class AV-1, class MV-1, class MV-2 and class BV-1 certificates increases to ____%, ____%, ____% and ____%, respectively.

Distributions of Principal.   On each distribution date, the Principal Distribution Amount for that distribution date with respect to each group is required to be distributed in the following order of priority until the Principal Distribution Amount has been fully distributed:

•

to the class A certificates of the group, the Class A Principal Distribution Amount for the group; provided, however, the Class A Principal Distribution Amount for group I is required to be distributed as follows:  first, the class AF-6 Distribution Amount to the class AF-6 certificates, and then the balance of the Class A Principal Distribution Amount sequentially to the class AF-1, class AF-2, class AF-3, class AF-4, class AF-5 and class AF-6 certificates so that no distribution will be made to any class until the certificate principal balances of all the class A certificates with a lower numeral designation shall have been reduced to zero; and the Class A Principal Distribution Amount for group II is required to be distributed to the class AV-1 certificates until the certificate principal balance of that class has been reduced to zero, and provided, further, that, on any distribution date on which the certificate principal balance of the class A certificates with respect to group I is equal to or greater than the scheduled principal balances of the mortgage loans in that group, the Class A Principal Distribution Amount for group I will be distributed pro rata and not sequentially to those class A certificates;

•

to the class M-1 certificates of the group, the Class M-1 Principal Distribution Amount for that class;

•

to the class M-2 certificates of the group, the Class M-2 Principal Distribution Amount for that class;

•

to the class B-1 certificates of the group, the Class B-1 Principal Distribution Amount for that class;

•

if a Subordinated Trigger Event exists with respect to the group on the distribution date, sequentially to the class B-1, class M-2 and class M-1 certificates of the group, in that order, as provided in the agreement, an amount equal to, generally, the sum of the Class B-1A Principal Distribution Amount and the Released Principal Amount for the group on that date; and

•

to the class B-1A certificates of the group, the Class B-1A Principal Distribution Amount, provided that a Subordinated Trigger Event for the group does not exist on that date.

Notwithstanding the foregoing, before the related Stepdown Date, or while a Trigger Event with respect to a group exists, the Principal Distribution Amount for the group will be distributed in the following order of priority:

•

exclusively to the class A certificates of the related group (in accordance with the two provisos to the first item of the immediately preceding paragraph) until the certificate principal balances of the class A certificates have been reduced to zero;

•

after the certificate principal balance of the related class A certificates has been reduced to zero, exclusively to the class M-1 certificates of the group;

•

after the certificate principal balance of the related class M-1 certificates has been reduced to zero, exclusively to the class M-2 certificates of the group;

•

after the certificate principal balance of the related class M-2 certificates has been reduced to zero, exclusively to the class B-1 certificates of the group; and

•

after the certificate principal balance of the related class B-1 certificates has been reduced to zero, exclusively to the class B-1A certificates of the group.

While a Subordinated Trigger Event with respect to a group exists, the sum of principal otherwise distributable to the class B-1A certificates and the Released Principal Amount of the group will be distributed to the remaining more senior certificates of the group, in inverse order of seniority.

Excess Interest

On each distribution date, interest funds with respect to each group not otherwise required to be distributed as described under the heading “—Distributions—Distributions of Interest” will be required to be distributed in the following order of priority until fully distributed:

•

the Extra Principal Distribution Amount for the group;

•

to the class M-1 certificates of the group, the Interest Carry Forward Amount for that class;

•

to the class M-1 certificates of the group, the Unpaid Realized Loss Amount for that class;

•

to the class M-2 certificates of the group, the Interest Carry Forward Amount for that class;

•

to the class M-2 certificates of the group, the Unpaid Realized Loss Amount for that class;

•

pro rata, to the class B-1 and class B-1A certificates of the group, the Interest Carry Forward Amount for those classes;

•

to the class B-1 certificates of the group, the Unpaid Realized Loss Amount for that class;

•

to the class B-1A certificates of the group, the Unpaid Realized Loss Amount for that class;

•

for distribution to the other group to the extent that any of the amounts listed above (including any Extra Principal Distribution Amount, but only to the extent of the items set forth in clause (x) of the definition thereof without regard to whether the related B-1A certificates remain outstanding) with respect to the other group have not otherwise been distributed in full for that distribution date in accordance with the priorities set forth above;

•

in the case of group II, to the group II certificates (other than the class BV-1A certificates), in the order in which distributions of Current Interest are made, the Group II Certificates Carryover;

•

to the class B-1A certificates of the group, an amount (the “B-1A Distributable Amount”) equal to the related Applicable Percentage for that date of the remaining amount until the certificate principal balance of that class has been reduced to zero;

•

on the distribution date on which the certificate principal balance of the class B-1A certificates of the group has been reduced to zero, any remaining B-1A Distributable Amount for that group will be applied as additional Extra Principal Distribution Amount; and

•

to the class C and class R certificates, the remaining amount.

The level of excess interest for a group will depend on, among other things:

•

the overcollateralization level of the related mortgage loans;

•

the loss experience of the related mortgage loans;

•

in the case of group II, the level of one month LIBOR and the indices for the adjustable rate mortgage loans;

•

in the case of group I, the extent to which the weighted average net rate of the fixed rate loans in the group exceeds the weighted average of the pass through rates of the group I certificates.

No assurance can be given as to the level of excess interest any time.  For a more detailed description of the factors affecting the level of excess interest see “Prepayment and Yield Consideration—General.”

Realized Losses.  If, on any distribution date, the aggregate certificate principal balances of the certificates with respect to a mortgage loan group exceed the scheduled principal balances of the mortgage loans in the group, the certificate principal balances of the subordinate certificates (but not the class A certificates) of the group will be reduced by an amount equal to that excess, which is an Applied Realized Loss Amount, in inverse order of seniority:

•

first, to the related class B-1A certificates, until the certificate principal balance of that class has been reduced to zero;

•

second, to the related class B-1 certificates, until the certificate principal balance of that class has been reduced to zero;

•

third, to the related class M-2 certificates, until the certificate principal balance of that class has been reduced to zero; and

•

fourth, to the related class M-1 certificates, until the certificate principal balance of that class has been reduced to zero.

If the certificate principal balance of a class of subordinate certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the certificate principal balance so reduced.  On subsequent distribution dates, however, as described above, interest funds with respect to each group not otherwise required to be distributed with respect to interest on the certificates will be applied to reduce Unpaid Realized Loss Amounts in direct order of seniority.

Although the certificate principal balance of class A certificates will not be reduced on account of Realized Losses even if the certificate principal balances of all the subordinate certificates have been reduced to zero, the amount available to be distributed to the class A certificates as principal may be less than the certificate principal balances of the class A certificates.

Calculation of One Month LIBOR

On each interest determination date, which is the second business day preceding each distribution date (_________, ____ for the first distribution date), the master servicer will determine one month LIBOR.

One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date.  If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of that accrual period).  The master servicer will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book-Entry Registration of the Offered Certificates

The offered certificates will be book-entry certificates.  Beneficial owners may elect to hold their book-entry certificates directly through DTC in the United States or Clearstream Banking, société anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants.  The book-entry certificates will be issued in one or more certificates per class of offered certificates which in the aggregate equal the principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  See “Description of the Certificates — Book-Entry Procedures” and “— Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.

THE AGREEMENT

The certificates will be issued in accordance with a pooling and servicing agreement to be dated as of _________, ____, among the depositor, the master servicer, servicer and the trustee.  In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the agreement.  See also “The Agreement — The Trustee,” “— Administration of Accounts,” “— Events of Default and Remedies,” “— Amendment” and “— Termination” in the prospectus.

Formation of the Trust

On the closing date, the depositor will create and establish the trust under the agreement and will sell without recourse the initial mortgage loans, excluding any prepayment penalties payable with respect thereto, to the trust, and the trust will issue the certificates under the terms of the agreement.  During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans to the trust. The prospectus contains important additional information regarding the terms and conditions of the certificates.  The depositor will provide to any prospective or actual holder of offered certificates, upon written request, a copy of the agreement without exhibits.  Requests should be addressed to Saxon Asset Securities Company, 4951 Lake Brook Drive, Glen Allen, Virginia 23060, Attention: Secretary.

The trust will consist of:

•

the mortgage loans;

•

prepayment penalties to the extent described in this prospectus supplement;

•

those assets that are held in any account held for the benefit of the certificateholders;

•

any mortgaged premises acquired on behalf of the certificateholders by foreclosure or by deed in lieu of foreclosure;

•

the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreement; and

•

certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

The offered certificates will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer or the trustee.

Reports to Certificateholders

On each distribution date, the master servicer will report or cause to be reported in writing to each holder of an offered certificate:

•

with respect to each class of offered certificates based on a certificate in the original principal amount of $____:

•

the amount of the distribution on the distribution date;

•

the amount of the distribution allocable to interest;

•

the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss at, the distribution date;

•

the principal balance after giving effect to any distribution allocable to principal; and

•

any Interest Carry Forward Amount;

•

the weighted average of the mortgage interest rates on the mortgage loans in each group less the servicing and master servicing fee rates;

•

the Realized Losses for each group for the related period and cumulatively since the cut off date;

•

the largest mortgage loan balance outstanding in each group;

•

the servicing fees and master servicing fees allocable to each group;

•

one month LIBOR on the most recent interest determination date; and

•

the pass through rates for the group I certificates, if based on the weighted average net rate, and the group II certificates for the current accrual period, including the class BV-1A certificates if based on the weighted average net rate.

Delivery and Substitution of Mortgage Loans

The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date or reasonably promptly thereafter.  Under the limited circumstances specified in the agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage pools, as set forth above.  See “The Trusts — The Mortgage Loans — General,” and “— Substitution of Mortgage Loans” in the prospectus.

The Trustee

Deutsche Bank Trust Company Americas will act as trustee of the trust.  The mailing address of the trustee's Corporate Trust Office is _____________________________, and its telephone number is (   )    -    .

Voting Rights

The voting rights of the trust will be allocated as follows:

•

___% to each of the class C and class R certificates; and

•

___% to the classes of offered certificates in proportion to their respective outstanding certificate principal balances.

Termination

The trust will terminate upon the payment to the holders of all certificates of all amounts required to be paid to the holders and upon the last to occur of:

•

the final payment or other liquidation, or any related advance, of the last mortgage loan;

•

the disposition of all property acquired in respect of any mortgage loan remaining in the trust; and

•

at any time when a qualified tax liquidation of the trust is effected as described below under “—Termination Upon Loss of REMIC Status.”

By the Master Servicer.  At its option, the master servicer may, on any Clean-Up Call Date, purchase from the trust all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price equal to 10% of the aggregate scheduled principal balances of the mortgage loans plus one month’s interest computed as provided in the agreement.

Termination Upon Loss of REMIC Status.  Following a final determination by the IRS or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of the appeal from which no further appeal may be taken, to the effect that any REMIC established under the agreement does not and will no longer qualify as a REMIC according to Section 860D of the Code, at any time on or after the date which is 30 calendar days following that final determination,  holders of a majority in percentage interests represented by the offered certificates then outstanding  may direct the trustee on behalf of the trust to adopt a plan of complete liquidation.

Sale of Mortgage Loans

In connection with the sale of mortgage loans, the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

•

the original note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original note directly to such custodian);

•

the original recorded security instrument or a certified copy, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

•

each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

•

if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

•

except as to any second lien mortgage loan with a balance of less than $______, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

•

if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage loan file on or before the closing date and again prior to the first anniversary of the closing date.

On the closing date, the depositor will also assign to the trustee all the depositor’s right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties.  Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the certificates, the discovering party will promptly notify the depositor and the seller.  The seller will have 60 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or to substitute a qualified substitute mortgage loan.

Events of Default

The master servicer will have the right to direct the termination of the servicer if the servicer breaches its servicing agreement.  In the event of a termination, the master servicer must appoint a successor servicer to assume the obligations of the servicer under the servicing agreement, including the obligation to make advances.  See “The Mortgage Loan Pool –Advances and Month End Interest” on page S-__.  If the master servicer is unable to appoint a successor servicer, the master servicer will be obligated to service the mortgage loans.  Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.  See “Servicing of Mortgage Loans” in the prospectus.

Governing Law

The agreement and each certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the offered certificates is to be considered only in connection with the information discussed under the heading “Material Federal Income Tax Consequences” in the prospectus.  The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the offered certificates.

REMIC Elections

The trustee will cause two elections to be made to treat certain assets of the trust as REMICs for federal income tax purposes.  The assets of the pooling REMIC will consist of the mortgage loans and substantially all other property in the trust; the pooling REMIC will issue uncertificated interests, which will be designated as the regular interests and the residual interest in the pooling REMIC.  The assets of the issuing REMIC will consist of the pooling REMIC regular interests.  The issuing REMIC will issue several classes of interests which will be designated as regular interests and the residual interest in the issuing REMIC.  The offered certificates and the private certificates, other than the class R certificate, will evidence ownership of the regular interests in the issuing REMIC.  The class R certificates will evidence ownership of the entire residual interest in each of the pooling REMIC and the issuing REMIC.

In the opinion of McKee Nelson LLP, special counsel to the depositor, for federal income tax purposes, each REMIC will be treated as a REMIC and each class of offered certificates will be treated as regular interests in the issuing REMIC and generally will be treated as debt instruments issued by the issuing REMIC, assuming that:

•

the REMIC elections are made;

•

the agreement is fully executed, delivered and enforceable against the parties in accordance with its terms;

•

the transactions described in this prospectus supplement are completed on substantially the terms and conditions described; and

•

the agreement is complied with by all parties.

The offered certificates generally will be treated as debt instruments issued by the issuing REMIC for federal income tax purposes.  Although not free from doubt, the trustee will treat all stated interest on the offered certificates as qualified stated interest within the meaning of the Treasury regulations related to original issue discount.  A holder must include this stated interest in income as it accrues, regardless of the holder's regular method of accounting.

Some classes of offered certificates may be issued with OID.  The prepayment assumption to be used for purposes of accrual of OID is 100% Prepayment Assumption.  No representation is made, however, that the mortgage loans will prepay at this rate or at any other rate.

For more information concerning the tax treatment of offered certificates, see, “Material Federal Income Tax Consequences – REMIC Certificates –Taxation of REMIC Regular Certificates” in the prospectus.

ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans or other retirement plans or arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds, and separate accounts in which those plans, accounts or arrangements are invested, that are subject to ERISA, or section 4975 of the Internal Revenue Code should carefully review with their legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147, on June 6, 1990, to Prudential Securities Incorporated which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass through certificates underwritten by an underwriter, provided that certain conditions set forth in the exemption are satisfied.  For purposes of the discussion under this heading, the term underwriter includes:

•

the underwriters named on the cover page of this prospectus supplement;

•

any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any of those underwriters; and

•

any member of the underwriting syndicate or selling group with respect to the offered certificates.

The individual exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the offered certificates to be eligible for exemptive relief:

•

the acquisition of the offered certificates by certain employee benefit plans subject to Section 4975 of the Code must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

•

the rights and interests evidenced by the offered certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust;

•

the offered certificates at the time of acquisition by the plan must be rated in one of the three highest generic rating categories by the following national credit rating agencies: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service,  Inc. or Fitch, Inc.;

•

the trustee cannot be an affiliate of any member of a restricted group consisting of any underwriter, the depositor, the master servicer, the servicer, any sub-servicer and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans in the trust as of the date of initial issuance of the offered certificates;

•

the sum of all payments made to and retained by:

•

the underwriters must represent not more than reasonable compensation for underwriting the offered certificates;

•

the depositor under the assignment of the mortgage loans to the trust must represent not more than the fair market value of those obligations;

•

the master servicer, the servicer and any subservicer must represent not more than reasonable compensation for that person's services under the agreement and reimbursement of that person's reasonable expenses in connection with the person's duties as master servicer, servicer or subservicer;

•

the investing plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

•

the following three conditions must be met:

•

the investment pool may consist only of assets of the type enumerated in the exemption and which have been included in other investment pools;

•

certificates evidencing interests in the other investment pools have been rated in one of the three highest generic rating categories by one of the specified national credit rating agencies for at least one year prior to a plan's acquisition of certificates; and

•

certificates evidencing interests in the other investment pools have been purchased by investors other than plans for at least one year prior to a plan's acquisition of certificates.

For further information, see “ERISA Considerations” in the accompanying prospectus.

In addition, the exemption will not apply to a plan's investment in offered certificates if the plan fiduciary responsible for the decision to invest in offered certificates is a mortgagor or obligor with respect to more than 5% of the fair market value of the obligations constituting the mortgage loans or an affiliate of the mortgagor or obligor, unless:

•

in the case of an acquisition in connection with the initial issuance of any certificates, at least 50% of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group;

•

the plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of the class at the time of acquisition;

•

immediately after the acquisition, no more than 25% of the plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

•

the plan is not sponsored by any member of the restricted group.

Before purchasing offered certificates, a fiduciary of a plan should itself confirm:

•

that the certificates constitute “certificates” for purposes of the exemption and

•

that the specific and general conditions of the exemption and the other requirements set forth in the exemption would be satisfied.

Because the characteristics of the class M-1, class M-2, class B-1 and B-1A certificates may not meet the requirements of the exemption or any other issued exemption under ERISA, the purchase and holding of the class M-1, class M-2, class B-1 and class B-1A certificates by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties.  Consequently, transfers of the class M-1, class M-2, class B-1 and class B1-A certificates will not be registered by the trust unless the trustee receives:

•

a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any plan or arrangement nor using the assets of any plan or arrangement to effect such transfer;

•

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an “insurance company general account” (as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60) and that the purchase and holding of the certificates are covered under PTCE 95-60; or

•

an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, any person acting on behalf of a plan or using the plan’s assets, will not result in the assets of the trust fund being deemed to be “plan assets” and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the agreement.

This representation shall be deemed to have been made to the trustee by a beneficial owner's acceptance of a class M-1, class M-2, class B-1 or class B1-A certificate in book-entry form.  In the event that the representation is violated, the attempted transfer or acquisition shall be void and of no effect.

Any plan fiduciary considering the purchase of an offered certificate on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

RATINGS

It is a condition of the issuance of the offered certificates that they receive ratings as set forth on page S-__.

The ratings do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any Group II Certificates Carryover Amount will be paid.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The security rating assigned to the offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

The ratings assigned by Fitch and Moody's to mortgage pass through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled.  Fitch's and Moody's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's and Moody's ratings on mortgage pass through certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that certificateholders might suffer a lower-than-anticipated yield.

Explanations of the significance of the ratings may be obtained from Moody's, 99 Church Street, New York, New York, 10007, and Fitch, One State Street Plaza, New York, New York, 10004.  Those ratings will be the views only of the rating agencies.  There is no assurance that any ratings will continue for any period of time or that the ratings will not be revised or withdrawn.  Any revision or withdrawal of the ratings may have an adverse effect on the market price of the offered certificates.

LEGAL INVESTMENT CONSIDERATIONS

The class AV-1 and class MV-1 certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.  As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.  In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.  Furthermore, some states have enacted legislation overriding the legal investment provisions of SMMEA.

Although the class A certificates with respect to group I and the class MF-1 certificates are expected to be rated in one of the two highest rating categories by Fitch and Moody's, those certificates will not constitute mortgage related securities for purposes of SMMEA because some of the mortgage loans in group I are secured by second liens.  Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in those certificates.

USE OF PROCEEDS

The depositor will sell the mortgage loans to the trust concurrently with the delivery of the offered certificates.  Net proceeds from the sale of the offered certificates will represent, together with the private certificates, certain of which may be retained by the depositor or its affiliates, the purchase price to be paid by the trust to the depositor for the initial mortgage loans.

LEGAL MATTERS

Legal matters relating to the validity of the issuance of the offered certificates will be passed upon for the depositor and the seller by McKee Nelson LLP, Washington, D.C.  Legal matters relating to insolvency issues and federal income tax matters concerning the certificates will also be passed upon for the depositor by McKee Nelson LLP, Washington, D.C.  Legal matters relating to the validity of the certificates will be passed upon for the underwriters by Hunton & Williams, Richmond, Virginia.  Certain legal matters relating to the Trustee will be passed upon by Seward & Kissell, New York, New York.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement for the sale of the offered certificates, the depositor has agreed to cause the trust to sell and the underwriters named below have severally agreed to purchase the principal amount of offered certificates set forth below.

Class	[Name of Underwriter]	[Name of Underwriter]	[Name of Underwriter]	[Name of Underwriter]
AF-1
AF-2
AF-3
AF-4
AF-5
AF-6
MF-1
MF-2
BF-1
BF-1A
AV-1
MV-1
MV-2
BV-1
BV-1A

The underwriters have advised the depositor that they propose to offer the offered certificates for sale from time to time in one or more negotiated transactions or otherwise

•

at market prices prevailing at the time of sale,

•

at prices related to those market prices, or

•

at negotiated prices.

Offers are subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery and acceptance by the underwriters and to certain other conditions.  The underwriters may sell offered certificates to or through dealers, and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters or purchasers of the offered certificates for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters. Any discounts or commissions received by dealers or underwriters and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The depositor expects to receive net proceeds of approximately $_________ plus accrued interest, before deducting expenses payable by it in connection with the offered certificates, estimated to be $________.  In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933.

There is currently no secondary market for the offered certificates.  Each underwriter intends to make a secondary market in the offered certificates offered by that underwriter but has no obligation to do so.  There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

Under Rule 2710(c)(8) of the Corporate Financing Rules to the National Association of Securities Dealers, Inc., no NASD members can participate in a public offering of an issuer’s securities where more than 10% of the net offering proceeds, not including underwriting compensation, are intended to be paid to NASD members participating in the distribution of the offering or associated or affiliated persons of NASD members unless the price at which an equity issue is to be distributed to the public is established pursuant to Rule 2720(c)(3) by a qualified independent underwriter.  Entities associated or affiliated with certain of the underwriters, or entities administered by those entities, may receive in the aggregate 10% or more of the net proceeds of this offering in repayment of a portion of certain indebtedness.  Accordingly, this offering is being conducted pursuant to Rule 2710(c)(8).

Rule 2720(c)(3)(C), however, allows an NASD member to participate in the distribution of securities of an issuer where it or its affiliates or associates will receive more than 10% of the net proceeds without a qualified independent underwriter establishing the price of the securities being offered if the offering is of a class of securities rated “Baa” or better by Moody’s or “BBB” or better by S&P or rated in a comparable category by another rating service acceptable to the NASD.  The securities being offered by this prospectus supplement and the accompanying prospectus are expected to receive at least the ratings mentioned above and, therefore, there will be no qualified independent underwriter recommending the minimum price of the securities being offered.

GLOSSARY

“Applicable Percentage” for each group and distribution date will be the applicable percent set forth below for the indicated group and date:

	Group I	Group II
___________ - ________
___________ and thereafter

Notwithstanding the foregoing, to the extent provided in the agreement, if certain performance tests for a group on any distribution date are not satisfied, the Applicable Percentage for the group may be increased until the performance tests are satisfied.

The “agreement” referred to in this prospectus supplement means the pooling and servicing agreement, dated as of the cut-off date, among the depositor, the trustee, the servicer and the master servicer.

“Applied Realized Loss Amount,” with respect to any class of subordinate certificates and as to any distribution date, the sum of Realized Losses with respect to mortgage loans which have been applied in reduction of the certificate principal balance of the class.

The “certificate principal balance” of each class of offered certificates, as of any distribution date, is the aggregate principal amount of the certificates of that class on the closing date as reduced by:

•

all amounts distributed on previous distribution dates in reduction of the certificate principal balance thereof, and

•

in the case of a subordinate certificate, reductions in the certificate principal balance thereof as a result of the application of Realized Losses.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Realized Loss Amount will not further reduce the certificate principal balance of that class.

“Class A Principal Distribution Amount” for a group is

•

with respect to any distribution date prior to the related Stepdown Date or as to which a Trigger Event exists for the group, 100% of the Principal Distribution Amount for the group and the distribution date and

•

with respect to any distribution date on or after the Stepdown Date and as to which a related Trigger Event is not in effect for the group, the excess of

•

the related class A certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

____% for group I (____% for group II) of the scheduled principal balances of the mortgage loans in the group on the preceding due date and

•

the scheduled principal balances of the mortgage loans in the group on the preceding due date less ____% of the scheduled principal balances of the mortgage loans in the group as of the cut off date.

 “Class AF-6 Distribution Amount,” for any distribution date, is the product of

•

a fraction, the numerator of which is the class AF-6 certificate principal balance and the denominator of which is the class A certificate principal balance for group I, in each case immediately prior to the distribution date,

•

the Class A Principal Distribution Amount with respect to group I for the distribution date and

•

the applicable percentage for the distribution date set forth in the following table:

Distribution Date	Percentage
-%
-%
-%
-%
and thereafter	%

“Class B-1 Principal Distribution Amount” for a group, with respect to any distribution date on or after the related Stepdown Date and as long as a Trigger Event for the group is not in effect for the group, is the excess of

•

the sum for the group of

•

the related class A certificate principal balance (after giving effect to distributions on that date),

•

the related class M-1 certificate principal balance (after giving effect to distributions on that date),

•

the related class M-2 certificate principal balance (after giving effect to distributions on that date),  and

•

the related class B-1 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

____% for group I (____% for group II) of the scheduled principal balances of the mortgage loans in the group on the preceding due date and

•

the scheduled assumed principal balances of the mortgage loans in the group on the preceding due date less ____% of the scheduled principal balances of the mortgage loans in the group as of the cut off date.

“Class B-1A Principal Distribution Amount,” for a group, with respect to any distribution date on or after the related Stepdown Date and as long as a Trigger Event for the group is not in effect for the group, is the excess of

•

the principal distribution amount for the group over

•

the sum for the group of

•

the related Class A Principal Distribution Amount,

•

the related Class M-1 Principal Distribution Amount,

•

the related Class M-2 Principal Distribution Amount, and

•

the related Class B-1 Principal Distribution Amount.

“Class M-1 Principal Distribution Amount,” for a group, with respect to any distribution date on or after the related Stepdown Date and as long as a Trigger Event for the group is not in effect for the group, is the excess of

•

the sum for the group of

•

the related class A certificate principal balance (after giving effect to distributions on that date) and

•

the related class M-1 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

____% for group I (____% for group II) of the scheduled principal balances of the mortgage loans in the group on the preceding due date and

•

the scheduled principal balance of the mortgage loans in the group on the preceding due date less ____% of the scheduled principal balance of the mortgage loans in the group as of the cut off date.

“Class M-2 Principal Distribution Amount,” for a group, with respect to any distribution date on or after the related Stepdown Date and as long as a Trigger Event for the group is not in effect for the group, is the excess of

•

the sum for the group of

•

the related class A certificate principal balance (after giving effect to distributions on that date),

•

the related class M-1 certificate principal balance (after giving effect to distributions on that date), and

•

the related class M-2 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

____% for group I (____% for group II) of the scheduled principal balances of the mortgage loans in the group on the preceding due date and

•

the scheduled principal balance of the mortgage loans in the group on the preceding due date less ____% of the scheduled principal balance of the mortgage loans in the group as of the cut off date.

“Clean-Up Call Date” is any distribution date when the aggregate outstanding scheduled principal balances of the mortgage loans are less than ___% of the sum of the aggregate scheduled principal balances of the mortgage loans as of the cut off date.

A “due period” is the period from and including the second day of a month to and including the first day of the following month.

“Current Interest,” with respect to each class of the certificates and each distribution date, is the interest accrued on the certificate principal balance of the class immediately prior to the distribution date during the applicable accrual period at the applicable pass through rate plus any amount previously distributed with respect to interest for the class that is recovered as a voidable preference by a trustee in bankruptcy.

“Extra Principal Distribution Amount,” for a mortgage loan group and with respect to (x) any distribution date prior to the distribution date on which the certificate principal balance of the related class B-1A Certificates is reduced to zero, the Realized Loss Coverage Amount for the group and date and (y) each distribution date thereafter, the lesser of (i) excess interest funds and (ii) the excess of (A) the Required Overcollateralization Amount over (B) the Overcollateralization Amount (assuming for this purpose that all Principal Funds are distributed as principal to the certificates).

“Group I Available Funds Cap,” for any distribution date, is the Weighted Average Net Rate for group I.

“Group II Available Funds Cap” as to the group II certificates, other than the class BV-1A certificates, and for any distribution date the per annum rate equal to (w)(i) the total scheduled interest on the mortgage loans in group II for the related due period less (ii) the servicing fees and master servicing fee for that due period divided by (x) the certificate principal balance of the group II certificates divided by (y) the actual number of days in the related accrual period and (z) multiplied by 360.  The available funds cap for any distribution date with respect to the class BV-1A certificates is the Weighted Average Net Rate for group II.

“Interest Carry Forward Amount,” with respect to each class of the certificates and each distribution date, is the sum of

•

the excess of

•

Current Interest for the class with respect to prior distribution dates (excluding, in the case of group II Certificates, any Group II Certificates Carryover) over

•

the amount actually distributed to the class with respect to Current Interest on those prior distribution dates and

•

interest on the excess at the applicable pass through rate.

“Interest funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of

•

all scheduled interest collected by the servicer during the related due period less the related servicing fee and master servicing fee;

•

all advances relating to interest;

•

all month end interest; and

•

liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period.

“Overcollateralization Amount” for each group and distribution date is the excess of the scheduled principal balances of the mortgage loans in the group on that distribution date over the aggregate certificate principal balance of the certificates in the group after giving effect to principal distributions on that distribution date.

“Principal Distribution Amount,” with respect to each distribution date and group, is the excess of

•

the sum of

•

the Principal Funds for that distribution date and that group and

•

any Extra Principal Distribution Amount for that distribution date and that group over

•

the Released Principal Amount for that distribution date and the group.

“Principal Funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

•

the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

•

prepayments of principal collected by the servicer in the applicable prepayment period;

•

the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

•

any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans; and

•

all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period.

“Realized Loss” is the excess of the scheduled principal balance of a defaulted mortgage loan over the liquidation proceeds with respect to that loan that are allocated to principal.

“Realized Loss Coverage Amount,” for a group and with respect to any distribution date, to the extent of Interest Funds available for the purpose, is an amount equal to the excess of (i) all Realized Losses with respect to the group (including any Realized Losses for that date) over (ii) all amounts distributed pursuant to clause (x) of the definition of Extra Principal Distribution Amount on prior distribution dates.

“Released Principal Amount” for a group will equal zero as to any distribution date on which a Trigger Event or a Subordinated Trigger Event exists for a group.  As to any distribution date on which a Trigger Event or a Subordinated Trigger Event does not exist for a group, the “Released Principal Amount” for the group will equal the amount by which the Overcollateralization Amount for the group (assuming for this purpose that all Principal Funds for that date are distributed as principal to the certificates) on that distribution date that exceeds the Required Overcollateralization Amount for that group and that distribution date.

The “Required Overcollateralization Amount” for each group and distribution date is

•

prior to the Stepdown Date, ____% for group I (____% for group II) of the scheduled principal balances of the mortgage loans in such group as of the cut off date and

•

on and after the Stepdown Date the greater of

•

the lesser of

•

____% for group I (____% for group II) of the scheduled principal balances of the mortgage loans in the group as of the cut off date and

•

____% for group I (____% for group II) of the scheduled principal balances of the mortgage loans in the group and

•

____% of the scheduled principal balances of the mortgage loans in that group as of the cut off date.

“Stepdown Date,” with respect to each group, is the earlier to occur of

•

the later to occur of

•

the distribution date in ____________ and

•

the first distribution date on which the class A certificate principal balance of the group (less the Principal Funds for the group on that date) is less than or equal to ____% for group I (____%  for group II) of the scheduled principal balances of the mortgage loans in the group and

•

the distribution date after the certificate principal balance of the related class A certificates has been reduced to zero.

A “Subordinated Trigger Event,” with respect to each group and each distribution date after the Stepdown Date, exists if

•

Realized Losses since the related cut off date with respect to the mortgage loans in that group as a percentage of the initial scheduled principal balance of the group as of the related cut-off date exceed the percentage set out below with respect to the distribution date and

•

the scheduled principal balance of the mortgage loans in that group that, as of the distribution date, are 60 or more days delinquent as a percentage of the scheduled principal balance of the mortgage loans in that group exceeds the delinquency percentage set out below with respect to the distribution date:

Distribution Date (inclusive)	Realized Loss Percentage		Delinquency Percentage
	Group I	Group II	Group I	Group II
_________ - _________
_________ - _________
_________ - _________
_________ - _________
_________ - _________
_________ - _________

A “Trigger Event,” with respect to each group and each distribution date after the Stepdown Date, exists if the product, expressed as a percentage, of

•

__ times for group I (___ times for group II) and

•

the quotient of

•

the aggregate scheduled principal balance of all 60 or more day delinquent mortgage loans for the group and

•

the scheduled principal balance of that group as of the preceding master servicer remittance date equals or exceeds _____% for group I (_____% for group II).

“Unpaid Realized Loss Amount,” with respect to any class of subordinate certificates and as to any distribution date, is the excess of

•

Applied Realized Loss Amounts with respect to the class over

•

the sum of all distributions in reduction of the Applied Realized Loss Amounts to the class on all previous distribution dates.

“Weighted Average Net Rate” is the weighted average of the mortgage interest rate of the mortgage loans in a group less the sum of the group I or group II servicing fee rate and the group I or group II master servicing fee rate, in each case, as applicable.

$__________

Saxon Asset Securities Trust ____ - __

Saxon Asset Securities Company,

as Depositor

Mortgage Loan Asset Backed Certificates

Series _____ - __

[NAMES OF UNDERWRITERS]

PROSPECTUS SUPPLEMENT

_________, 2003

Prospectus

SAXON
LOGO

SAXON ASSET SECURITIES COMPANY

(Depositor)

MORTGAGE LOAN ASSET BACKED CERTIFICATES

(Issuable in series by separate trusts)

______________________

Each series of certificates:	identified in the related prospectus supplement.
• will consist of one or more classes of mortgage pass through certificates representing interests in the assets of a trust; and	Mortgage loans included in any trust will be secured by first or second liens on:
• will receive principal and interest from payments collected on the assets of the related trust.	• one- to four-family residential properties, • condominium units, • manufactured housing, or • units in planned unit developments
The assets of each trust:
• will be mortgage loans or mortgage backed securities sold to the trust by Saxon Asset Securities Company; and
• in the case of mortgage loans, will be serviced by one or more entities identified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February [  ], 2003.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

Information is provided to you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (2) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

•

the principal balance and interest rate of each class,

•

the timing and priority of interest and principal payments,

•

statistical and other information about the mortgage assets,

•

information about credit enhancement, if any, for each class,

•

the ratings for each class, and

•

the method for selling the certificates.

The prospectus supplement describes the terms of the certificates in greater detail than this prospectus, and may provide information that differs from this prospectus.  If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  No one has been authorized to provide you with different information.  The certificates are not being offered in any state where the offer is not permitted.  Saxon Assets Securities Company does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.

RISK FACTORS

Prospective investors should consider the following factors, as well as the factors identified under "Risk Factors" in the related prospectus supplement, in connection with a purchase of the certificates of any series.

The trusts will have no significant assets other than the assets assigned to them by the depositor and certificateholders may look only to those limited assets for repayment of their certificates

The certificates will represent an ownership interest in the related trust and will not represent an interest in or obligation of any other entity and will not be insured by any government agency or instrumentality.  Each trust is expected to have no significant assets other than the assets assigned to it by Saxon Asset Securities Company, the depositor.

You must rely primarily upon payments on the assets assigned to the related trust, any security for those certificates and any sources of credit enhancement identified in the related prospectus supplement for distributions on the certificates.

None of any governmental agency or instrumentality, the depositor, any servicer, any master servicer, any trustee or any of their affiliates will guarantee or insure any assets assigned to a trust, except as set forth in the related prospectus supplement.

Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment

Any credit enhancement for any series of certificates may be limited in amount and may be subject to periodic reduction in accordance with a schedule or formula.  In addition, credit enhancement may provide only very limited coverage as to some types of losses and may provide no coverage as to other types of losses.

Property values may decline, leading to higher losses on the mortgage loans, which could reduce your ability to be repaid

If the residential real estate market in general or a regional or local area where the mortgage assets for a trust are concentrated should experience an overall decline in property values or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

To the extent losses are not covered by credit enhancement, you will have to look primarily to the value of the mortgaged premises for recovery of the outstanding principal and unpaid interest of the defaulted mortgage loans.

The bankruptcy of the seller may result in a delay in or reduction of distributions

The seller and the depositor intend that the transfers of assets to the depositor and, in turn, to the related trust constitute sales under applicable law rather than pledges to secure indebtedness for insolvency purposes.  If the seller becomes a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver of that seller might argue that those transfers were pledges rather than sales.  That position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the certificates of the related series.

Complex and overlapping federal, state and local laws, if violated, can harm the servicer’s ability to collect or enforce loans

Because the mortgage loans are originated nationwide, the originators must comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant jurisdictions, as well as an extensive body of federal laws and regulations.  Violation of these laws could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction.  The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and counties.  The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in direct conflict with each other.  Failure by the originator or servicer to comply with these laws can in some circumstances give rise to legal defenses to loan enforceability; loss of state licenses or other approved servicer status; class action lawsuits; or administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer’s ability to collect or enforce mortgage loans.

State and federal credit protection laws may require reductions to interest rates on closed mortgage loans and limit collection of principal and interest on mortgage loans

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  Under the Soldiers’ and Sailors’ Civil Relief Act of 1940, a borrower who enters military service after the origination of his or her mortgage loan generally may not be charged interest above an annual rate of 6%, and is restricted from exercising certain enforcement remedies, during the period of the borrower’s active duty status.  The Act also applies to a borrower who was on reserve status and is called to active duty after origination of the mortgage loan. A significant mobilization by the U.S. Armed Forces could significantly reduce the interest payments collected with respect to loans made to borrowers entering active duty military service, and in the event of default, could delay or prevent the servicer from exercising the remedies for default that otherwise would be available.  The servicer is not required to advance or reimburse certificateholders for amounts representing the difference between scheduled interest payments and the lower interest payments that a borrower becomes entitled to pursuant to the Act.

Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust.
Modification of mortgage loans may delay or reduce certificate payments

With respect to a mortgage loan on which a default has occurred or is imminent, the servicer may enter into a forbearance or modification agreement with the borrower. The terms of any forbearance or modification agreement may affect the amount and timing of payments on the mortgage loan and, consequently, the amount and timing of payments on one or more classes of the related series of certificates.  For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of certificates that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

Prepayments on the mortgage loans could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity

The prepayment experience on the mortgage assets underlying a particular series of certificates will affect:

•

the average life of each class of those certificates; and

•

for certificates purchased at a price other than par, the effective yield on the certificates.

The timing and amount of prepayments on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels.  In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase.  Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease.

Prepayments may also result from:

•

foreclosure, condemnation and other dispositions of the mortgaged premises, including amounts paid by insurers under applicable insurance policies;

•

the repurchase of any mortgage loan as to which there has been a material breach of warranty or defect in documentation or from the deposit of certain amounts in respect of the delivery of a substitute mortgage loan;

•

the repurchase of mortgage loans modified in lieu of refinancing;

•

the repurchase of any liquidated mortgage loan or delinquent mortgage loan, if applicable; or

•

the repurchase or redemption of all the certificates of a series or all the mortgage loans or mortgage certificates in connection with an optional clean-up call or other circumstances as provided in the agreement related to any series of certificates.

The yields realized by the holders of certain certificates of a series with disproportionate allocations of principal and interest will be extremely sensitive to levels of prepayments on the mortgage assets of the related trust.  No assurance can be given as to the prepayment experience of the mortgage loans underlying any series of certificates.

You must make your own decision as to the appropriate prepayment assumption.
You may not be able to sell your securities, and may have to hold your securities to maturity even though you may want to sell them

There can be no assurance that a secondary market will develop for the certificates of any series or, if a market does develop, that it will provide you with liquidity of investment or that it will continue for the life of your certificates.

Particular classes of certificates may not constitute mortgage related securities under SMMEA, and some investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA certificates.  In addition, if so specified in the related prospectus supplement, transferability of some classes of certificates to particular types of entities may be restricted.

Any restrictions on the purchase or transferability of the certificates of a series may have a negative effect on the development of a secondary market for the certificates.
Issuance of certificates in book-entry form may reduce the liquidity of the certificates

If so specified in the related prospectus supplement, a trust may issue certificates of a series in book-entry form.  Issuance of the certificates in book-entry form may reduce the liquidity of the certificates in the secondary market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.  In addition, because transfers of book-entry certificates will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, your ability to pledge a book-entry certificate to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a book-entry certificate, may be impaired because physical certificates representing the certificates will generally not be available.  You may experience some delay in receipt of distributions of interest on and principal of the book-entry certificates because the trustee will forward distributions through book-entry system participants which thereafter will be required to credit those distributions to your accounts as a beneficial owner of the certificates, whether directly or indirectly through financial intermediaries.

The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect the value of your certificates and your ability to sell them

Any rating of certificates is not a recommendation to buy, sell or hold certificates and is subject to revision or withdrawal at any time by the rating agency issuing such rating.  The rating of certificates credit-enhanced through external credit enhancement, examples of which include a letter of credit, financial guaranty insurance policy or mortgage pool insurance policy, will depend primarily on the creditworthiness of the provider of such external credit enhancement.  Any lowering of the rating assigned to the claims-paying ability of the enhancement provider below the rating initially given to the certificates of the related series would likely result in a lowering of the rating assigned to the certificates.  The depositor will not be obligated to obtain additional credit enhancement if necessary to maintain the rating initially assigned to the certificates of any series.

Any original issue discount must be included in income for tax purposes

Compound interest certificates and some classes of certificates that are entitled only to interest distributions will be, and particular classes of certificates may be, issued with original issue discount for federal income tax purposes.  The holder of a certificate issued with original issue discount must include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to income.

Mortgage loans with balloon payment features may have a greater default risk

A portion of the mortgage assets included in a trust may be balloon loans that provide for the payment of the unamortized principal balance of the mortgage loans in a single payment at maturity.  Balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan, generally five, seven, 10 or 15 years after origination.  Amortization of a balloon loan based on a scheduled period that is longer than its term results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. Because borrowers of balloon loans must make substantial single payments at maturity, the default risk associated with balloon loans may be greater than that associated with fully-amortizing mortgage loans.  The ability of a borrower to repay a balloon loan at maturity frequently will depend upon the borrower's ability to refinance the loan.  Neither the depositor nor the trustee is obligated to obtain refinancing. Certificateholders will bear any loss on a balloon loan resulting from a default caused by the borrower’s inability to obtain refinancing.

Mortgage loans secured by junior liens may experience higher rates of delinquencies and losses

A portion of the mortgage assets included in a trust may be loans secured by second or more junior liens on residential properties.  Because the rights of a holder of a second or more junior lien are subordinate to the rights of senior lienholders, the position of the trust and the holders of the related certificates could be more adversely affected by a reduction in the value of the mortgaged premises than would the position of the senior lienholders.  If a borrower defaults, there may be no, or an insufficient amount of, liquidation or other proceeds to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses.

The rate of delinquency on mortgage loans secured by non-owner occupied mortgage premises could be higher

A portion of the mortgage assets included in a trust may be secured by liens on mortgaged premises that are not owner-occupied.  The rate of delinquencies, foreclosures and losses on the mortgage loans on those mortgaged premises could be higher than on mortgage loans secured by liens on mortgaged premises which are the primary residences of the owners.

The seller's underwriting standards are less stringent than those used by federal agencies, which may increase the risk of default on the mortgage loans

All or a portion of the mortgage assets may consist of mortgage loans underwritten in accordance with the underwriting standards for non-conforming credits.

A mortgage loan made to a non-conforming credit means a mortgage loan that is ineligible for purchase under the standard purchase programs of Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to:

•

a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines; or

•

a borrower with a record of major derogatory credit items, including default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies.

As a consequence, delinquencies, foreclosures and loss severities can be expected to be greater with respect to those mortgage loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.  In addition, changes in the values of the mortgaged premises may have a greater effect on the loss experience of those mortgage loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

You must make your own decision as to the effect of nonconforming credits upon the delinquency, foreclosure, and prepayment experience of the mortgage loans.
Mortgage loans may be delinquent, resulting in greater defaults, prepayments and losses

A substantial portion of the mortgage loans may be delinquent upon the issuance of the related certificates.  Inclusion of delinquent mortgage loans may cause the rate of defaults and prepayments to increase and, in turn, may cause losses to exceed the available credit enhancement and affect the yield on the related certificates.

DESCRIPTION OF THE CERTIFICATES

General

The certificates described in this prospectus and in the related prospectus supplement will be issued from time to time in series under one or more pooling and servicing agreements.  The provisions of each agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust.  The following summaries describe the material provisions common to each series of certificates.  The summaries do not purport to be complete and are subject to the prospectus supplement and the agreement with respect to a particular series.  The material terms of the agreement with respect to a series of certificates will be further described in the related prospectus supplement and a copy of the agreement will be filed with the Securities and Exchange Commission on Form 8-K.

The certificates of a series will be entitled to payment only from the assets of the related trust.  The certificates do not represent an interest in or obligation of the depositor, the seller, any servicer, any master servicer, any trustee or any of their affiliates, except as set forth herein and in the related prospectus supplement.  Neither the certificates nor the underlying mortgage assets will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the seller, any servicer, any master servicer, any trustee or any of their affiliates, except as set forth in the related prospectus supplement.  To the extent that delinquent payments on or losses in respect of defaulted mortgage loans are not advanced by the applicable servicer or any other entity or paid from any applicable credit enhancement, those delinquencies may result in delays in the distribution of payments to the holders of one or more classes of certificates and those losses may be allocated to the holders of one or more classes of certificates.

The certificates of each series will be issued as fully registered certificates in certificated or book-entry form in the authorized denominations for each class specified in the related prospectus supplement.  The certificates of each series in certificated form may be transferred, subject to the limitations on transfer, if any, specified in the related agreement, or exchanged at the corporate trust office of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  If so specified in the prospectus supplement for a series, distributions of principal and interest on each certificate in certificated form will be made on each distribution date by or on behalf of the trustee by check mailed to each holder of a certificate at the address of the holder appearing on the books and records of the trust or by wire transfer of immediately available funds upon timely request to the trustee in writing by any holder of a certificate having an initial principal amount of at least $1,000,000 or any other amount specified in the related prospectus supplement; provided, however, that the final distribution in retirement of a certificate of a series in certificated form will be made only upon presentation and surrender of the certificate at the corporate trust office of the trustee.  Distributions of principal and of interest on each class of certificates in book-entry form will be made as set forth below.

Classes of Certificates

Each series of certificates will be issued in one or more classes as specified in the related prospectus supplement.  The certificates of any class of any series:

•

may be entitled to receive:

•

only principal, only interest (or other specified collections) or any combination thereof,

•

prepayments of principal throughout the life of the certificates or only during specified periods,

•

amounts only after the occurrence of specified events, or in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the mortgage assets,

•

may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of certificates of the series, and

•

which are interest bearing certificates may be entitled to receive:

•

interest at a pass through rate, which may be fixed, variable or adjustable and may differ from the rate at which other classes of certificates of the series are entitled to receive interest, and

•

distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related prospectus supplement.

REGISTRATION OF THE OFFERED SECURITIES

Book-Entry Registration

The prospectus supplement for a series may specify that the certificates of that series initially will be represented by one or more book-entry certificates, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company.  Unless and until the certificates are issued in fully registered, certificated form, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate.  All references in this prospectus to actions by certificateholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to certificateholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures.  The beneficial owners of the certificates will not be recognized by the trustee as certificateholders, and the beneficial owners of the certificates will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participating organizations.  The beneficial owners of the certificates may hold certificates in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC.  See "— Clearstream and Euroclear" in this prospectus for a further discussion of Clearstream and the Euroclear system.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts.  The electronic book-entry system eliminates the need for physical movement of securities.  The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the certificates, banks, trust companies, clearing corporations and other organizations.  Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly.  Transfers between organizations participating in DTC will occur in accordance with DTC rules.  The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers' securities accounts in the name of Clearstream and Euroclear on the books of their respective depositaries.  The depositaries will in turn hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.  Transfers between organizations participating in Clearstream and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Organizations participating in Clearstream or the Euroclear system may not deliver instructions directly to the Clearstream or Euroclear depositaries.

Because of time zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Clearstream or the Euroclear system on that business day.  Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through an organization participating in Clearstream or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of certificates under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the certificates on DTC's records.  The ownership interests of the beneficial owners of the certificates are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant.  The beneficial owners of the certificates will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction.  Transfers of ownership interests in the certificates are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the certificates.

To facilitate subsequent transfers, all certificates deposited with DTC by its participating organizations are registered in the name of Cede.  The deposit of certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership.  DTC has no knowledge of the identity of the beneficial owners of the certificates.  DTC's records reflect only the identity of the organizations participating in DTC to whose accounts the certificates are credited, which may or may not be the beneficial owners of the certificates.  Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the certificates to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the certificates, may be limited due to lack of a physical certificate for the certificates.

Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the certificates will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Neither DTC nor Cede will consent or vote with respect to the certificates.  Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those organizations participating in DTC to whose accounts the certificates are credited on the record date as identified in a listing attached to the omnibus proxy.  Principal and interest payments on the certificates will be made to DTC.  DTC's practice is to credit the accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the distribution date.  Payments by organizations participating in DTC to the beneficial owners of the certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the trustee or Saxon Asset Securities Company, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest to DTC is the responsibility of the trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the certificates is the responsibility of those organizations or indirect participants in DTC.  Accordingly, the beneficial owners of the certificates may experience some delay in their receipt of principal and interest payments.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Clearstream and Euroclear

Clearstream Banking, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts.  The electronic book-entry system eliminates the need for physical movement of certificates.  Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars.  Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier.  Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the certificates.  Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly.  Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York, as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment.  The electronic book-entry system eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.  All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C.  Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system.  Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the certificates.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either directly or indirectly.

Morgan Guaranty is a New York banking corporation and a member bank of the Federal Reserve System.  Morgan Guaranty is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department.  The Brussels, Belgium office of Morgan Guaranty is regulated and examined by the Belgian Banking Commission.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Clearstream or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a certificateholder under the applicable agreement on behalf of an organization participating in Clearstream or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the certificates among participants in DTC, Clearstream and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

The globally-offered securities to be issued from time to time will initially be available only in book-entry form.  Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear.  The globally-offered securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

Initial Settlement. All globally-offered securities will be held in the book-entry form by DTC in the name of Cede as nominee of DTC.  Investors' interests in the globally-offered securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.  Investors electing to hold globally-offered securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.  Investors electing to hold globally-offered securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period.  All globally-offered securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Establishing Place of Delivery.  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading Between Clearstream and/or Euroclear Participants.  Secondary market trading between organizations participating in Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser.  When globally-offered securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Clearstream or the Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or a Euroclear system participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective depositary to receive the globally-offered securities against payment.  Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the globally-offered securities.  After settlement has been completed, the globally-offered securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream participant or the Euroclear system participant.  The globally-offered securities credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the globally-offered securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the globally-offered securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to pre-position funds that allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream participants or Euroclear system participants purchasing globally-offered securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts.  However, interest on the globally-offered securities would accrue from the value date.  Therefore, in many cases the investment income on the globally-offered securities earned during the one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the particular cost of funds of the organization participating in Clearstream or the Euroclear system.

Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending globally-offered securities to the respective depositary for the benefit of organizations participating in Clearstream or the Euroclear system.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, organizations participating in Clearstream or the Euroclear system may employ their customary procedures for transactions in which globally-offered securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC.  The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear system participant at least one business day prior to settlement.  In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the globally-offered securities to the account of the DTC participant against payment.  Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date.  The payment will then be reflected in the account of the Clearstream participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the Clearstream participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase globally-offered securities from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

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borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

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borrowing the globally-offered securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the globally-offered securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or the Euroclear system participant.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.  The Settlement procedures described in this Section are subject to change at any time.  The Depositor assumes no responsibility for any losses that may result from any disruption in the operations of the Settlement Systems and procedures described in this Prospectus.

Material U.S. Federal Income Tax Documentation Requirements

A holder that is not a U.S. Person (as defined under "Material Federal Income Tax Consequences") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding.  A holder that is not a U.S. Person may be subject to 30% withholding unless:

I.

the trustee or the U.S. withholding agent receives a statement –

(a)

from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that –

(i)

is signed by the holder under penalty of perjury,

(ii)

certifies that such owner is not a U.S. Person, and

(iii)

provides the name and address of the holder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that –

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the holder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV.

the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form   W-8IMY(or any successor forms) if that person is not a U.S. Person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a U.S. Person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not U.S. Persons.  If you are not a U.S. Person, we recommend that you consult your own tax advisors with respect to the tax consequences of holding and disposing of the book-entry certificates.

Definitive Securities

Book-entry certificates will be issued in fully registered, certificated form to the beneficial owners of the certificates or their respective nominees, rather than to DTC or its nominee, only if:

•

DTC or the depositor advise in writing that DTC is no longer willing or able to discharge properly its responsibilities as a nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

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the depositor elects, at its sole option, to terminate the book-entry system through DTC; or

•

DTC, at the direction of the depositary participants to whose accounts are credited a majority of the outstanding book-entry certificates, advises the trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the certificates.

Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify the applicable beneficial owners of the certificates, through organizations participating in DTC, of the availability of fully registered certificates.  Upon surrender by DTC of the certificates representing the certificates and the receipt of instructions for re-registration, the trustee will issue fully registered certificates to the beneficial owners of the certificates.

Allocation of Distributions

The prospectus supplement for each series of certificates will specify:

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whether distributions on the certificates will be made monthly, quarterly, semiannually or at other intervals,

•

the distribution date for each distribution, and

•

the amount of each distribution allocable to principal and interest.

All distributions with respect to each certificate of a series will be made to the person in whose name the certificate is registered as of the close of business on the record date specified in the related prospectus supplement.

The amount available to be distributed on each distribution date with respect to each series of certificates will be determined as set forth in the related agreement and will be described in the related prospectus supplement and, in general, will be equal to the amount of principal and interest actually collected, advanced or received during the related due period or prepayment period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related prospectus supplement.  The amount distributed will be allocated among the classes of certificates in the proportion and order of application set forth in the related agreement and described in the related prospectus supplement.  If so specified in the related prospectus supplement, amounts received in respect of the properties securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.

A due period is, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the calendar month in which the distribution date occurs and continuing through the first day of the calendar month in which the distribution date occurs, or any other period specified in the related prospectus supplement.

A prepayment period is, with respect to any distribution date, the time period or periods specified in the servicing agreement for each servicer to identify prepayments or other unscheduled payments of principal or interest received with respect to mortgage assets that will be used to pay certificateholders of such series on the distribution date.

The prospectus supplement for each series of certificates will specify the pass through rate, or the method for determining the pass through rate, for each applicable class of certificates.  One or more classes of certificates may be represented by a notional principal amount.  The notional principal amount is used solely for purposes of determining interest distributions and some other rights and obligations of the holders of certificates and does not represent a beneficial interest in principal payments on the property securing the mortgage loans in the related trust.  One or more classes of certificates, known as compound interest certificates, may provide for interest that accrues but is not currently payable.  Any interest that has accrued but is not paid with respect to a compound interest certificate on any distribution date will be added to the principal balance of the compound interest certificate on such distribution date.

The prospectus supplement for each series of certificates will specify the method by which the amount of principal to be distributed on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of certificates of the series entitled to distributions of principal.  The aggregate original principal balance of the certificates of each series will equal the aggregate distributions allocable to principal that the certificates will be entitled to receive.  One or more classes of certificates may be entitled to payments of principal in specified amounts on specified distribution dates, to the extent of the amount available on those distribution dates, or may be entitled to payments of principal from the amount by which the available amount exceeds specified amounts.  One or more classes of certificates may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of certificates of the same series as specified in the related prospectus supplement.

Allocation of Losses and Shortfalls

The prospectus supplement for each series of certificates will specify the method by which realized losses or interest shortfalls will be allocated.  A loss may be realized with respect to a mortgage loan as a result of:

•

the final liquidation of the mortgage loan through foreclosure sale, disposition of the related property securing the mortgage loan if acquired by deed-in-lieu of foreclosure, disposition of the defaulted mortgage loan or otherwise,

•

the reduction of the unpaid principal balance of the mortgage loan or the modification of the payment terms of the mortgage loan in connection with a proceeding under the federal Bankruptcy Code or otherwise,

•

the reduction (in some cases to zero) of the unpaid principal balance of the mortgage loan upon a determination by the servicer that unpaid principal is unlikely to be recoverable, or is unlikely to be recoverable in amounts sufficient to offset related collection expenditures, as a result of insufficient recoverable collateral value; loan originator error or violation of law; fraud, dishonesty or misrepresentation in the origination of the mortgage loan; or other cause; or

•

physical damage to the related property securing the mortgage loan of a type not covered by standard hazard insurance policies.

An interest shortfall may occur with respect to a mortgage loan as a result of a failure by the servicer, master servicer or trustee to advance funds to cover delinquent payments of principal or interest on such mortgage loan or the prepayment, of the mortgage loan and, in the case of a prepayment in full, the failure of the servicer or, in some instances, the master servicer to make a compensating interest payment.  An interest shortfall may also occur as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940.  Unless otherwise provided in a prospectus supplement, neither the servicer nor the master servicer is obligated to advance funds to cover shortfalls resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940.

Mortgage Assets

The scheduled principal balance of the mortgage assets and the amount of any other assets included in the trust for each series of certificates (including amounts held in any prefunding account for the series) will generally equal or exceed the aggregate original principal balance of the certificates of the series.

Scheduled principal balance means, with respect to any mortgage loan as of any date of determination, the scheduled principal balance of the mortgage loan as of the date specified in the related prospectus supplement increased by the amount of negative amortization, if any, with respect thereto and reduced by:

•

the principal portion of all scheduled monthly payments due on or before the date of determination, whether or not received,

•

all amounts allocable to unscheduled principal payments received on or before the last day of the preceding prepayment period, and

•

without duplication, the amount of any realized loss that has occurred with respect to the mortgage loan on or before the date of determination.

Optional Termination

To the extent and under the circumstances specified in the prospectus supplement for a series, the certificates of the series may be terminated at the option of the depositor or any other party as specified in the related prospectus supplement for a purchase price specified in the prospectus supplement.  Upon termination of the certificates, at the option of the terminating party, the related trust may be terminated, thereby causing the sale of the remaining trust property, or the certificates may be held or resold by the redeeming party.  If so specified in the prospectus supplement for a series, the right to redeem the certificates of a series will be conditioned upon the passage of a certain date specified in the prospectus supplement or the scheduled principal balance of the mortgage loans in the trust or the outstanding principal balance of a specified class of certificates at the time of purchase aggregating less than a percentage, specified in such prospectus supplement.  Notice will be given to certificateholders as provided in the related agreement.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The prepayment experience of the mortgage loans will affect (1) the average life of each class of certificates issued by the related trust and (2) for certificates purchased at a price other than par, the effective yield on the certificates.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the single monthly prepayment model, the constant prepayment rate model or the prepayment speed assumption model.  The prospectus supplement for a series may contain a table setting forth percentages of the original principal amount of each class of certificates of the series to be outstanding after each of the dates shown in the table based on the prepayment assumption model.  It is unlikely that the actual rate of prepayment of the mortgage loans of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, including:

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the age of the mortgage loans,

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the geographic distribution of the mortgaged premises,

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the payment terms of the mortgage loans,

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the characteristics of the borrowers,

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homeowner mobility,

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economic conditions generally and in the geographic area in which the mortgaged premises are located,

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enforceability of due-on-sale clauses,

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servicing decisions,

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prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans,

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the availability of mortgage funds,

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the use of second or home equity loans by borrowers,

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the availability of refinancing opportunities,

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the use of the mortgaged premises as second or vacation homes,

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the net equity of the borrowers in the mortgaged premises, and

•

if the mortgage loans are secured by investment properties, tax-related considerations and the availability of other investments.

The prepayment rate may also be subject to seasonal variations.

The prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years.  In general, if prevailing interest rates were to fall significantly below the interest rates on a pool of mortgage loans, the mortgage loans in that pool would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on those mortgage loans.  Conversely, if interest rates were to rise above the interest rates on a pool of the mortgage loans, the mortgage loans in that pool would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the mortgage loans.  In general, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing.  Accordingly, junior mortgage loans may experience a higher rate of prepayment than senior or first mortgage loans.  In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may affect the rate of prepayment of mortgage loans.

Distributions on the certificates of a series on any distribution date generally will include interest accrued through a date specified in the related prospectus supplement that may precede the distribution date.  Because interest generally will not be distributed to the certificateholders of the series until the distribution date, the effective yield to the certificateholders will be lower than the yield otherwise produced by the applicable pass through rate and purchase price for the certificates.

The yield to maturity of any certificate will be affected by the rate of interest and, in the case of certificates purchased at a price other than par, timing of payments of principal on the mortgage loans.  If the purchaser of a certificate offered at a discount calculates the anticipated yield to maturity of the certificate based on an assumed rate of payment of principal that is faster than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a certificate offered at a premium calculates the anticipated yield to maturity of the certificate based on an assumed rate of payment of principal that is slower than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.

If so specified in a related prospectus supplement, amounts received in respect of the property securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.  The amount of excess interest required so to be applied may affect the weighted average life of the related series of certificates.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation.  In general, the earlier a prepayment of principal on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the greater will be the effect on the investor's yield to maturity.  As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments.  Because the rate of principal payments, including prepayments on the mortgage loans or on the mortgage loans underlying mortgage backed securities, will significantly affect the weighted average life and other characteristics of any class of certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments and the suitability of the certificates to their investment objectives.

Under some circumstances, the master servicer, certain insurers, the holders of REMIC residual certificates or other entities specified in the related prospectus supplement may have the option to effect earlier retirement of the related series of certificates.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates.  The relative contribution of the various factors affecting prepayment may also vary from time to time.  There can be no assurance as to the rate of payment of principal at any time or over the lives of the certificates.

THE TRUSTS

Assignment of Mortgage Assets

Under the terms of the applicable agreement, the depositor will cause the mortgage assets and other assets to be included in the related trust to be assigned and transferred to the trustee or a custodian acting on the trustee's behalf, together with all principal and interest paid on the mortgage assets from the date or dates specified in the related prospectus supplement.  The trustee will deliver to the order of the depositor, in exchange for the mortgage assets so transferred, certificates of the related series in authorized denominations registered in the names requested by the depositor representing the beneficial ownership interest in the related trust.  Each mortgage loan or mortgage backed security included in a trust will be identified in a schedule appearing as an exhibit to the related agreement.  The schedule will include information as to the scheduled principal balance of each mortgage loan or mortgage backed security as of the specified date and its interest rate, its original principal balance and other specified information.

Except any mortgage loans in which the trustee or a document custodian acting on behalf of the trustee is named as the original mortgagee or beneficiary, each mortgage or deed of trust securing a mortgage loan, and each mortgage backed security transferred to the trustee will be assigned either in blank (with such assignment in blank in recordable form delivered to the trustee or a document custodian acting on its behalf) or assigned of record to the trustee, the servicer of the loan, or to a document custodian acting on behalf of the trustee.  As to each mortgage loan, the depositor will deliver or cause to be delivered to the trustee the related mortgage note endorsed either in blank, or to the order of the trustee or a document custodian acting on its behalf.  In some instances, loans may be assigned, and the related mortgage note endorsed, directly from the seller or from the originator that transferred the loan to the seller, directly to the custodian, in accordance with the seller's loan purchase guidelines.  The depositor will deliver or cause to be delivered to the trustee evidence of recording of each mortgage or deed of trust, and any related assignment, together with the other original documents evidencing or relating to the mortgage loan.  To the extent not required in any jurisdiction to protect the interest of certificateholders, the assignments of the mortgages may not be recorded.  The original mortgage documents will be held by the trustee or a custodian acting on its behalf except to the extent released to the servicer or the master servicer from time to time in connection with servicing the mortgage loans.

The seller or other sellers of mortgage assets may make customary representations and warranties with respect to the mortgage assets in the sales agreement pursuant to which the mortgage assets are assigned and transferred to the depositor.  The right of the depositor to enforce these representations and warranties will be assigned to the trustee under the related agreement.  If any representation or warranty is breached, and the breach materially and adversely affects the interest of the certificateholders, the depositor or the seller will be required, subject to the terms imposed under the related agreement or sales agreement:

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to cure the breach,

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to substitute other mortgage assets for the affected mortgage assets, or

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to repurchase the affected mortgage assets at a price generally equal to the unpaid principal balance of the mortgage assets, together with accrued and unpaid interest on the mortgage assets at the rate in the related mortgage note.

Neither the depositor nor the master servicer will be obligated to substitute mortgage assets or to repurchase mortgage assets, and no assurance can be given that the seller will perform its obligations with respect to the repurchase or substitution of mortgage assets.

The following is a brief description of the mortgage assets expected to be included in the trusts.  If specific information respecting the mortgage assets is not known at the time the related series of certificates is initially offered, more general information of the nature described below will be provided in the prospectus supplement and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days after the initial issuance of the certificates.  A copy of the agreement with respect to each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

The Mortgage Loans-General

The mortgage loans will be evidenced by promissory notes and will be secured by first, second or more junior liens on the related real property or leasehold interest, together with improvements thereon, or with respect to any cooperative loans, the shares issued by the related cooperative.

If specified in the prospectus supplement, the Mortgage Loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors.  A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate.  Generally, a Mortgage Loan will be secured by a leasehold interest only if the depositor determines that the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends no earlier than the maturity date of the Mortgage Loan.

The payment terms of the mortgage loans to be included in the trust for any series will be described in the related prospectus supplement and may include any of the following features or combinations of these features or any other features described in the prospectus supplement:

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Interest may be payable at a fixed rate or may be payable at a rate that is adjustable from time to time on specified adjustment dates by adding a specified fixed percentage to a specified index, which sum may be rounded, that otherwise varies from time to time, that is fixed for a period of time or under certain circumstances and is followed by a rate that is adjustable from time to time as described above or that otherwise varies from time to time or that is convertible from an adjustable rate to a fixed rate.  Changes to an adjustable rate may be subject to periodic limitations, maximum rate, a minimum rate or a combination of these limitations.  Accrued interest may be deferred and added to the principal of a mortgage loan for specified periods and under various circumstances as may be set forth in the related prospectus supplement.

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Principal may be payable on a level basis to amortize fully the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the mortgage loan or on an interest rate that is different from the rate in the related mortgage note or may not be amortized during all or a portion of the original term.  Payment of all or a substantial portion of the principal may be due at maturity.  Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

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Payments may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period.  Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

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Prepayments of principal may be subject to a prepayment penalty or fee, which may be fixed for the life of the mortgage loan or may decline or be eliminated over time.  Other mortgage loans may permit prepayments without payment of a prepayment fee.  The mortgage loans may include due-on-sale clauses that, subject to certain legal limitations, permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain other transfers of the property or interest securing the related mortgage loan.  Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

The property or interest securing the related mortgage loan, and, with respect to cooperative loans, the buildings owned by cooperatives, may be located in any state, territory or possession of the United States, including the District of Columbia or Puerto Rico.  The property or interest securing the related mortgage loan will, unless otherwise described in the prospectus supplement for a series of certificates, be covered by standard hazard insurance policies insuring against losses due to fire and various other causes, excluding earthquake, earth movement, acts of war, and a number of other excluded hazards more fully described below in this prospectus under “Standard Hazard Insurance Policies.”  The mortgage loans may be covered by primary mortgage insurance policies insuring against all or a part of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related prospectus supplement.

The prospectus supplement for each series of certificates will contain information with respect to the mortgage loans expected to be included in the related trust.  This information may include:

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the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the mortgage loans as of the date set forth in the prospectus supplement,

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the largest expected principal balance and the smallest expected principal balance of any of the mortgage loans,

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the types of assets securing the mortgage loans,

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the original terms to maturity of the mortgage loans,

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the expected weighted average term to maturity of the mortgage loans as of the date set forth in the prospectus supplement and the expected range of the terms to maturity,

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the expected aggregate outstanding principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

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the expected mortgage interest rates and the range of mortgage interest rates,

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in the case of adjustable rate mortgage (“ARM”) loans, the expected weighted average of the adjustable rates,

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the expected aggregate outstanding scheduled principal balance, if any, of buy-down loans as of the date set forth in the prospectus supplement,

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the expected aggregate outstanding principal balance, if any, of graduated payment mortgage (“GPM”) loans as of the date set forth in the prospectus supplement,

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the amount and type of credit enhancement to be maintained with respect to all or a material portion of the mortgage loans, and

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the expected geographic location of the property or interest securing the mortgage loans, or, in the case of a cooperative loan, the building owned by the related cooperative.

If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement.

ARM loans are mortgage loans providing for periodic adjustments to the related mortgage interest rate to equal the sum, which may be rounded, of a gross margin and an index.

Buy-down loans are mortgage loans as to which funds have been provided by the party selling the property to the borrower or other source, and deposited into an escrow account, to reduce the monthly payments of the borrowers during the early years of such mortgage loans.

GPM loans are mortgage loans providing for monthly payments during the early years of the mortgage loans which are or may be less than the amount of interest due on the mortgage loans and as to which unpaid interest is added to the principal balance of the mortgage loans, resulting in negative amortization, and paid, together with interest, in later years.  GPM loans may also include loans that provide for the interest rate to decline at certain intervals in the event the borrower has made timely payment of all loan payments during the preceding interval.

No assurance can be given that values of the properties or interests securing the mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the real estate market should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, plus any additional financing by other lenders on the same properties or interests securing the mortgage loans, in the related trust become equal to or greater than the value of the properties or interests securing the mortgage loans, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry generally, or by the sellers, the depositor or the servicer.

If specified in the prospectus supplement for a series, the mortgage assets in the related trust may include mortgage loans that are delinquent upon the issuance of the related certificates.  The inclusion of delinquent mortgage loans in the trust for a series may cause the rate of prepayments on the mortgage loans to increase.  In addition, if the overall rates of loss resulting from including delinquent loans that are not subsequently cured, combined with losses related to delinquencies that occur subsequently to the issuance of the related certificates, exceed the available credit enhancement for the series, the yield on the certificates of the series may be adversely affected.

Single Family Loans

Single family loans will consist of mortgage loans secured by liens on one- to four-family residential and mixed use properties.  The properties that secure single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units.  The properties may include vacation and second homes or investment properties.  A portion of a dwelling unit may contain a commercial enterprise.

Cooperative Loans

Cooperative loans generally will be secured by certificate interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the cooperatives.  A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units.  In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses.  Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative.  The cooperative is directly responsible for management and, in most cases, payment of real estate taxes and hazard and liability insurance.  A cooperative's ability to meet debt service obligations on a mortgage loan on the building owned by the cooperative, as well as all other operating expenses, will depend in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control.  Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Multi-Family Loans

Multi-family loans will consist of mortgage loans secured by liens on rental apartment buildings or other projects containing five or more residential units including high-rise, mid-rise and garden apartments and projects owned by cooperatives.

Junior Mortgage Loans

If specified in the prospectus supplement for a series, the mortgage loans assigned and transferred to the related trust may include mortgage loans secured by second or more junior liens on residential properties.

Home Improvement Loans

Home improvement loans will consist of secured loans, the proceeds of which generally will be used to improve or protect the basic livability or utility of the property.  To the extent set forth in the related prospectus supplement, home improvement loans will be fully amortizing and will bear interest at a fixed or variable rate.  To the extent a material portion of the mortgage assets included in a trust consists of home improvement loans, the related prospectus supplement will describe the material provisions of the mortgage loans and the programs under which they were originated.

Home Equity Lines of Credit

Home equity lines of credit will consist of lines of credit or specified balances of those lines of credit secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties.  The home equity lines of credit may be subordinated to other mortgages on the properties.

As more fully described in the related prospectus supplement, interest on each home equity line of credit, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of the loan.  Principal amounts on the home equity lines of credit may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each home equity line of credit from time to time.  If specified in the related prospectus supplement, new draws by borrowers under home equity lines of credit automatically will become part of the trust for a series.  As a result, the aggregate balances of the home equity lines of credit will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to those balances, and the amounts usually will differ each day, as more specifically described in the prospectus supplement.  Under the circumstances more fully described in the related prospectus supplement, a borrower under a home equity line of credit may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle.  An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

The properties or interests securing mortgage loans relating to home equity lines of credit may include any of the types of properties that may secure any other types of mortgage loans.  The aggregate principal balance of home equity lines of credit secured by properties or interests securing mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement.

If so specified in the related prospectus supplement, the mortgaged premises may include non-owner occupied investment properties and vacation and second homes, and the method or extent of verification that the premises are owner-occupied, and the extent to which the borrower may be required to use the premises for occupancy, may be more limited than the comparable underwriting procedures for other types of loans.

Repurchase of Converted Mortgage Loans

Unless otherwise specified in the prospectus supplement for a series, the trust for the series may include mortgage loans with respect to which the related mortgage interest rate is convertible from an adjustable rate to a fixed rate at the option of the borrower upon the fulfillment of certain conditions.  If so specified in the prospectus supplement, the applicable servicer, or other party specified in the prospectus supplement, may be obligated to repurchase from the trust any mortgage loan with respect to which the related mortgage interest rate has been converted from an adjustable rate to a fixed rate at a purchase price equal to the unpaid principal balance of the converted mortgage loan plus 30 days of interest thereon at the applicable mortgage interest rate.  If the applicable servicer, other than a successor servicer, is not obligated to purchase converted mortgage loans, the master servicer may be obligated to purchase the converted mortgage loans to the extent provided in the prospectus supplement.  The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.

Repurchase or Disposition of Delinquent Mortgage Loans

If so specified in the prospectus supplement for a series, the master servicer may, but will not be obligated to, repurchase from the trust any mortgage loan as to which the borrower is delinquent in payments by 90 days or more at a purchase price generally equal to the unpaid principal balance of the delinquent mortgage loan plus interest thereon at the applicable mortgage interest rate (or in the case of any loan determined to be a "nonrecoverable mortgage loan" under the agreement, at a purchase price determined to reflect the fair market value of such loan).  The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.  Alternatively, if the servicer or master servicer determines such a sale to be in the best interests of the certificateholders, the servicer may cause the trust to sell delinquent mortgage loans to other purchasers, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust.  Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer's judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

Substitution of Mortgage Loans

If so specified in the prospectus supplement for a series, the depositor or seller may deliver to the trustee other mortgage loans in substitution for any one or more mortgage loans initially included in the trust for the series.  In general, any substitute mortgage loan must, on the date of the substitution:

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have an unpaid principal balance not greater than (and not more than 10% less than) the unpaid principal balance of any deleted mortgage loan,

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with respect to a fixed rate mortgage loan, have a mortgage interest rate not less than, and not more than one percentage point in excess of, the mortgage interest rate of the deleted mortgage loan,

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with respect to an ARM loan, provide for a lowest possible net rate and a highest possible net rate that is not lower than the respective net rate for the deleted mortgage loan, and have a gross margin that is not less than the gross margin of the deleted mortgage loan,

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have a net rate that is not less than the net rate of the deleted mortgage loan, and

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comply with each applicable representation, warranty and covenant pertaining to an individual mortgage loan set forth in the applicable agreement, was underwritten on the basis of credit underwriting standards at least as strict as the credit underwriting standards used with respect to the deleted mortgage loan and, if a seller is effecting the substitution, comply with each applicable representation, warranty or covenant pertaining to an individual mortgage loan set forth in the related sales agreement or subsequent sales agreement.

If more than one mortgage loan is substituted for one or more deleted mortgage loans, the amounts, rates, margins, terms and ratios described above shall be determined on a weighted average basis.

Mortgage-Backed Securities

The mortgage-backed securities may include private, that is not guaranteed or insured by the United States or any agency or instrumentality thereof, mortgage participation or pass through certificates or other mortgage-backed securities or, representing either debt or equity, and certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA.  Private mortgage-backed securities will not include participations in previously issued mortgage-backed securities unless such securities have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or were acquired in a bona fide secondary market transaction from someone other than an affiliate of the depositor.  Private mortgage-backed securities will have been issued in accordance with a private mortgage-backed securities agreement.

The related prospectus supplement for a series of certificates that evidence interests in mortgage-backed securities will specify:

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the approximate aggregate principal amount and type of any mortgage-backed securities to be included in the trust,

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to the extent known to the depositor, certain characteristics of the mortgage loans underlying the mortgage-backed securities including:

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the payment features of the mortgage loans,

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the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

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the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and

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the minimum and maximum stated maturities of the underlying mortgage loans at origination,

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the maximum original term-to-stated maturity of the mortgage-backed securities,

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the weighted average term-to-stated maturity of the mortgage-backed securities,

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the pass through or certificate rate of the mortgage-backed securities,

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the weighted average pass through or certificate rate of the mortgage-backed securities,

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the issuer, servicer and trustee of the mortgage- backed securities,

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characteristics of credit support, if any, including reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the mortgage-backed securities or to the mortgage-backed securities themselves,

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the terms on which the underlying mortgage loans may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the mortgage-backed securities, and

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the terms on which other mortgage loans may be substituted for those originally underlying the mortgage-backed securities.

Pre-Funding Account

If so specified in the related prospectus supplement, a trust may enter into a pre-funding agreement with the depositor under which the depositor will transfer additional mortgage assets to the trust following the closing date.  Any pre-funding agreement will require that any mortgage loans so transferred conform to the requirements specified in the pre-funding agreement.  If a pre-funding agreement is used, the related trustee will be required to deposit in a segregated account upon receipt a portion of the proceeds received by the trustee in connection with the sale of certificates of the related series.  The additional mortgage assets will thereafter be transferred to the related trust in exchange for money released to the depositor from the related pre-funding account.  Each pre-funding agreement will specify a period during which any transfer must occur.  If all moneys originally deposited in the pre-funding account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of one or more class of certificates as specified in the related prospectus supplement.  The specified period for the acquisition by a trust of additional mortgage loans will not exceed three months from the date the trust is established.

Distribution Accounts

Unless otherwise specified in the prospectus supplement for a series, payments on the mortgage loans included in the related trust will be remitted to the collection account and/or the master servicer custodial account and then to the distribution account for the series, net of amounts required to pay servicing fees and any amounts that are to be included in any reserve fund account or other fund or account for the series.  All payments received on mortgage-backed securities included in the trust for a series will be remitted to the distribution account.  All or a portion of the amounts in the distribution account, together with reinvestment income if payable to the certificateholders, will be available, to the extent specified in the related prospectus supplement, for the payment of trustee fees, and any other fees or expenses to be paid directly by the trustee and to make distributions with respect to certificates of the series in accordance with the respective allocations set forth in the related prospectus supplement.

CREDIT ENHANCEMENT

General

If so specified in the prospectus supplement for a series, the related trust may include, or the related certificates may be entitled to the benefits of, specified ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the mortgage assets to the holders of the certificates, including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements.  In addition, if so specified in the prospectus supplement for a series, one or more classes of certificates of the series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support.  The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon.  If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more lasses of certificates will bear their allocable share of any resulting losses.  If a form of credit enhancement applies to several classes of certificates, and if distributions with respect to principal equal to the aggregate principal balances of particular classes of certificates are distributed prior to the distributions to other classes of certificates, the classes of certificates which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement.  In some cases, credit enhancement may be canceled or reduced if the cancellation or reduction would not adversely affect the rating of the related certificates.

Subordination

If so specified in the related prospectus supplement, a series may include one or more classes of certificates that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other classes of certificates of the series.  If so specified in the prospectus supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of subordinated certificates of a series may instead be payable to one or more classes of senior certificates of the series under the circumstances and to the extent specified in the prospectus supplement.  If so specified in the prospectus supplement, delays in receipt of scheduled payments on the mortgage assets and losses with respect to those mortgage assets will be borne first by classes of subordinated certificates and thereafter by one or more classes of senior certificates, under the circumstances and subject to the limitations specified in such prospectus supplement.  The aggregate distributions in respect of delinquent payments on the mortgage assets over the lives of the certificates or at any time, the aggregate losses which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise payable to the subordinated certificates that will be payable to the senior certificates on any distribution date may be limited as specified in the prospectus supplement.  If aggregate distributions in respect of delinquent payments on the mortgage assets or aggregate losses were to exceed the total amounts payable and available for distribution to holders of subordinated certificates or, if applicable, were to exceed a specified maximum amount, holders of senior certificates could experience losses on the certificates.

If so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to the holders of subordinated certificates on any distribution date may instead be deposited into one or more reserve accounts established by the trustee for specified periods or until the balance in any the reserve account has reached a specified amount and, following payments from the reserve account to the holders of senior certificates or otherwise, thereafter to the extent necessary to restore the balance of the reserve account to required levels.  If so specified in the prospectus supplement, amounts on deposit in any designated reserve account may be released to the depositor or the seller or the holders of any class of certificates at the times and under the circumstances specified in the prospectus supplement.

If so specified in the related prospectus supplement, one or more classes of certificates may bear the risk of losses not covered by credit enhancement prior to other classes of certificates.  Subordination might be effected by reducing the principal balance of the subordinated certificates on account of the losses, thereby decreasing the proportionate share of distributions allocable to the certificates, or by another means specified in the prospectus supplement.

If so specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive distributions to other classes of senior certificates and subordinated certificates, respectively, through a cross-support mechanism or otherwise.  If so set forth in the prospectus supplement, the same class of certificates may constitute senior certificates with respect to specified types of payments or losses and subordinated certificates with respect to other types of payments or losses.

Distributions may be allocated among classes of senior certificates and classes of subordinated certificates

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in the order of their scheduled final distribution dates,

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in accordance with a schedule or formula,

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in relation to the occurrence of events, or

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otherwise, in each case as specified in the prospectus supplement.

As between classes of subordinated certificates, payments to holders of senior certificates on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Certificate Guaranty Insurance Policies

If so specified in the related prospectus supplement, one or more certificate guaranty insurance policies will be obtained and maintained for one or more classes or series of certificates.  The issuer of any specified certificate guaranty insurance policy will be named in the related prospectus supplement.  In general, certificate guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related certificates are entitled under the related agreement, as well as any other amounts specified in the related prospectus supplement, will be received by an agent of the trustee for distribution by the trustee to those holders.  The specific terms and limitations of any certificate guaranty insurance policy will be set forth in the related prospectus supplement.

Overcollateralization

If so specified in the related prospectus supplement, the aggregate principal balance of the mortgage assets included in a trust may exceed the original principal balance of the related certificates.  In addition, if so provided in the related prospectus supplement, specified classes of certificates may be entitled to receive distributions of excess cash as an additional payment of principal, thereby creating a limited acceleration of the payment of the principal of the certificates relative to the amortization of the related mortgage assets.  This acceleration feature may continue for the life of the applicable classes of certificates or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Cross Support

If so specified in the related prospectus supplement, the interests in separate trusts or separate groups of assets may be evidenced by separate classes of the related series of certificates.  In that case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to specified certificates evidencing interests in one or more trusts or asset groups prior to distributions to other certificates evidencing interests in other trusts or asset groups.  If so specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate trusts or asset groups, without priority among the trusts or asset groups, until the credit enhancement is exhausted.  If applicable, the prospectus supplement will identify the trusts or asset groups to which the credit enhancement relates and the manner of determining the amount of the coverage provided by the credit enhancement and of the application of the coverage to the identified trusts or asset groups.

Mortgage Pool Insurance Policies

If so specified in the related prospectus supplement, one or more mortgage pool insurance policies insuring, subject to their provisions and limitations, against defaults on the related mortgage loans will be obtained and maintained for the related series in an amount specified in the prospectus supplement.  The issuer of a mortgage pool insurance policy will be named in the related prospectus supplement.  A mortgage pool insurance policy for a series will not be a blanket policy against loss because claims under the policy may only be made for particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the related prospectus supplement.  A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.  The specific terms and limitations of any mortgage pool insurance policy will be set forth in the related prospectus supplement.

Special Hazard Insurance Policies

If so specified in the related prospectus supplement, one or more special hazard insurance policies insuring, subject to their provisions and limitations, against specified losses not covered by standard hazard insurance policies will be obtained and maintained for the related series in an amount specified in the prospectus supplement.  The issuer of any special hazard insurance policy will be named in the related prospectus supplement.  The specific terms and limitations of any special hazard insurance policy will be set forth in the related prospectus supplement.

Bankruptcy Bonds

If so specified in the related prospectus supplement, one or more mortgagor bankruptcy bonds covering losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related series in an amount specified in such prospectus supplement.  The issuer of any bankruptcy bond will be named in the related prospectus supplement.  Each bankruptcy bond will generally cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

If so specified in the related prospectus supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement will be deposited by the depositor in one or more reserve fund accounts established and maintained with the trustee.  In addition, if so specified in the related prospectus supplement, a reserve fund account may be funded with all or a portion of the interest payments on the related mortgage assets not needed to make required distributions.  Cash and the principal and interest payments on other investments will generally be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to provide additional protection against losses in respect of, the assets in the related trust, to pay the expenses of the trust or for other purposes as may be specified in the prospectus supplement.

Other Credit Enhancement

If so provided in the prospectus supplement for a series, the related trust may include, or the related certificates may be entitled to the benefits of, other specified assets including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements:

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for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in such trust,

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for the purpose of paying administrative expenses,

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for the purpose of establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rates on such assets,

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for the purpose of guaranteeing timely distributions with respect to the certificates, or

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for the other purposes as may be specified in such prospectus supplement.  These arrangements may be in addition to or in substitution for any forms of credit enhancement described in this prospectus.

Any of these arrangements must be acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the related series.

ORIGINATION OF MORTGAGE LOANS

General

In originating a mortgage loan, the originator will follow appraisal and underwriting standards and guidelines approved by the depositor, which, except to the extent specified in the prospectus supplement for a series, are not required to conform to Fannie Mae or Freddie Mac guidelines.

The underwriting guidelines with respect to loan programs approved by the depositor may be less stringent than those of Fannie Mae or Freddie Mac.  For example, they may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of Fannie Mae or Freddie Mac.  These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits.  A mortgage loan made to a non-conforming credit means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines or a borrower who may have a record of major derogatory credit items including default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, mortgage loans underwritten according to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information.  The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the mortgaged premises as collateral, an appraisal is made of each property considered for financing by a qualified independent appraiser.  The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed.  The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home.  All appraisals generally are expected to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged premises including property taxes and insurance premiums, and to meet other financial obligations and monthly living expenses.  The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

A prospective borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a statement of income, expenses and liabilities, existing or prior.  An employment verification is obtained from an independent source, typically the prospective borrower's employer, which verification generally reports the length of employment with that organization, the prospective borrower's current salary and whether it is expected that the prospective borrower will continue being employed in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

Under the limited documentation program or stated income program, certain documentation requirements concerning income and employment verification is therefore waived in appropriate circumstances pursuant to the applicable program.  Accordingly, the maximum permitted loan-to-value ratios for loans originated under those programs are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties

The depositor generally will acquire the mortgage loans from Saxon Mortgage, Inc. (the seller) or affiliates of the seller.  The seller will make customary representations and warranties with respect to the mortgage loans in the sales agreement by which the seller transfers its interest in the mortgage loans to the depositor.  The seller will represent and warrant, among other things:

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that each mortgage loan has been originated in compliance with all applicable laws, rules and regulations,

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that each note and security instrument has been executed and delivered by the borrower and the security instrument has been duly recorded where the mortgaged premises are located in order to make effective the lien on the related mortgaged premises, and

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that each note and security instrument provides for customary remedies in the event of default by the borrower on any mortgage loan, in accordance with laws applicable in the jurisdiction of the mortgaged premises, subject to any bankruptcy, insolvency, or other debtor relief laws that may be applicable to the borrower or the mortgage loan.

In general, the seller will deliver with each mortgage loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance, and, if a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy; however, for second mortgage loans with a balance of $50,000 or less, the seller will generally not obtain a mortgagee title insurance policy.

If the seller breaches a representation or warranty made with respect to a mortgage loan or fails to deliver any principal document executed by the borrower relating to a mortgage loan as required by the related pooling and servicing agreement, the seller or depositor may be required to purchase the mortgage loan from the related trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest thereon at the related mortgage interest rate through the end of the month in which the purchase occurs.  In the event of a material breach by the seller of a representation or warranty with respect to a mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller or depositor may under specified circumstances, in lieu of repurchasing the mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective mortgage loan.  The seller's obligation to purchase a mortgage loan will not be guaranteed by the depositor or any other party.

SERVICING OF MORTGAGE LOANS

Each servicer generally will be approved or will utilize a sub-servicer that is approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the master servicer.  The depositor expects that most or all of the mortgage loans will be serviced by Saxon Mortgage Services, Inc., an affiliate of the seller and of the master servicer.  In determining whether to approve a servicer, the master servicer will review the credit of the servicer and, if necessary for the approval of the servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations.  In addition, the master servicer will review the servicer's and, if necessary, the sub-servicer's servicing record and will evaluate the ability of the servicer and, if necessary, the sub-servicer to conform with required servicing procedures.  Generally, the master servicer will not approve a servicer unless either the servicer or the sub-servicer, if any:

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has serviced conventional mortgage loans for a minimum of two years,

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maintains a loan servicing portfolio of at least $300,000,000, and

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has tangible net worth, determined in accordance with generally accepted accounting principles, of at least $3,000,000.

The master servicer will continue to monitor on a regular basis the credit and servicing performance of the servicer and, to the extent the servicer does not meet the foregoing requirements, any sub-servicer.

The duties to be performed by the servicers with respect to the mortgage loans included in the trust for each series will be set forth in the agreement pertaining to the series that will be described in the prospectus supplement for the series.  Generally the agreement will provide for the calculation, collection and remittance of principal and interest payments on the mortgage loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers or from other proceeds of the liquidation of the mortgage loans.  Each servicer also will provide accounting and reporting services as necessary to enable the master servicer to provide required information to the depositor and the trustee with respect to the mortgage loans.  Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by the servicer and certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees. Servicing obligations of a servicer may be delegated to an approved sub-servicer; provided, however, that the servicer remains fully responsible and liable for all its obligations under the servicing agreement.  The rights of the depositor under each servicing agreement with respect to a series will be assigned to the trust for the series.

Payments on Mortgage Loans

The agreement with respect to a series will require the related servicer to establish and maintain one or more separate, insured, to the available limits, collection accounts into which the servicer will be required to deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by the servicer included in the trust for the series.  To the extent deposits in each collection account are required to be insured by the FDIC, if at any time the sums in any account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw the excess funds from the account and remit the amounts to a account maintained by the trustee or master servicer or to the trustee or the master servicer for deposit in the distribution account for the series.  The amount on deposit in any account will be invested in or collateralized as described herein.

The agreement with respect to a series will require the related servicer, not later than the day of the month specified in the servicing agreement, to remit to the master servicer custodial account amounts representing scheduled installments of principal and interest on the mortgage loans included in the trust for the series received or advanced by the servicer that were due during the related due period and principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds, including amounts paid in connection with the withdrawal from the related trust of defective mortgage loans or the purchase from the related trust of converted mortgage loans, received during the prepayment period specified in the agreement, with interest to the date of prepayment or liquidation, subject to specified limitations.  However, each servicer may deduct from the remittance all applicable servicing fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related agreement.  On or before each distribution date, the master servicer will withdraw from the master servicer custodial account and remit to the distribution account those amounts available for distribution on the distribution date.  In addition, there will be deposited in the distribution account for the series any advances of principal and interest made by the master servicer or the trustee pursuant to the agreement to the extent the amounts were not advanced by the servicer.

Prior to each distribution date for a series, the master servicer will furnish to the trustee a statement setting forth certain information with respect to the mortgage loans included in the trust for the series.

Advances

If so specified in the prospectus supplement for a series, the Agreement with respect to each series will provide that the related servicer generally will be obligated to advance funds to cover, to the extent that the amounts are determined by the servicer to be recoverable from any subsequent payments on or proceeds of the related mortgage loans:

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delinquent payments of principal or interest on the mortgage loans,

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delinquent payments of taxes, insurance premiums or other escrowed items, and

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foreclosure costs, including reasonable attorney's fees.

The servicer's obligation to advance funds with respect to any mortgage loan as to which a default has occurred and the servicer has entered into a forbearance or modification agreement will be based on the terms of that mortgage loans as so modified.  The failure of a servicer to make any required advance under the related agreement constitutes a default for which the servicer may be terminated.  Upon a default by the servicer, the master servicer or the trustee may be required, if so provided in the agreement, to make advances to the extent necessary to make required distributions on certain certificates, provided that such party deems such amounts to be recoverable.

As specified in the related prospectus supplement for a series, the advance obligation of the master servicer may be further limited to an amount specified in the agreement that has been approved by each rating agency that provides, at the request of the depositor, a rating for the certificates of the series.  Any required advances by a servicer, the master servicer or the trustee, as the case may be, must be deposited into the applicable collection account or master servicer custodial account or into the distribution account and will be due not later than the distribution date to which the delinquent payment relates.  Any advances made by a servicer, the master servicer or the trustee with respect to mortgage loans included in the trust for any series are intended to enable the trustee to make timely payment of the scheduled distributions on the certificates of the series.  Neither the servicer or the master servicer will insure or guarantee the certificates of any series or the mortgage loans included in the trust for any series, and their obligations to advance for delinquent payments will be limited to the extent that the advances will be recoverable out of future payments on the mortgage loans, insurance proceeds or liquidation proceeds of the mortgage loans for which the amounts were advanced.  The servicer's obligation to make advances with respect to principal and interest payments, property taxes, costs of foreclosure proceedings, or other expenses associated with any mortgage loan generally will terminate under the agreement upon the good faith determination of the servicer that any advance will not be recoverable from subsequent payments on or liquidation or insurance proceeds related to such mortgage loan.

Amounts advanced by a servicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds or liquidation proceeds of the mortgage loans for which the amounts were advanced.  In addition, if an advance made by a servicer, the master servicer or the trustee, as the case may be, later is determined by the servicer to be unrecoverable from proceeds of the mortgage loans for which the amounts were advanced, the servicer, the master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the collection, master servicer, custodial or distribution account representing payments on or proceeds of other mortgage loans prior to the distribution of payments to the certificateholders.

The servicer may enter into financial facilities that allow the servicer to borrow against, grant security interests in, or sell its rights to receive servicing fees or reimbursement of advances for payment of principal, interest, taxes, insurance, or advances for other expenses incurred in servicing mortgage loans, although no such financial facilities shall reduce or otherwise affect the servicer's obligations to fund such advances.

Collection and Other Servicing Procedures

The agreement with respect to each series will require the related servicer to make reasonable efforts to collect all payments required under the mortgage loans included in the related trust and, consistent with such agreement and any applicable insurance policies with respect to each mortgage loan, to follow the collection procedures it normally would follow with respect to mortgage loans serviced for its own account. Generally, the agreement will authorize the servicer to forebear collection of or modify the unpaid balance of terms of any mortgage loans that is delinquent or with respect to which the servicer believes default to be imminent.  Such forbearance or modification may affect the amount and timing of principal and interest payments on the mortgage loan and, consequently, may affect the amount and timing of payment on one or more classes of the related series of certificates.  For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of certificates that accrues interest at a rate based on the weighted average net rate of the mortgage loans.  In addition, the agreement generally will authorize the servicer to sell, instead of foreclosing, delinquent mortgage loans if the servicer or master servicer determines such a sale to be in the best interests of the certificateholders, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust.  Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer’s judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

The mortgage note or security instrument used in originating a mortgage loan may contain a due-on-sale clause.  The servicer will be required to use reasonable efforts to enforce due-on-sale clauses with respect to any mortgage note or security instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby.  In any case in which properties or interests securing mortgage loans have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the related mortgage note is by its terms assumable, the servicer will be authorized to take or enter into an assumption agreement from or with the person to whom the mortgaged premises have been or are about to be conveyed, if that person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable primary mortgage insurance policies or if otherwise required by law.  If the servicer enters into an assumption agreement in connection with the conveyance of any of the mortgaged premises, the servicer will release the original borrower from liability upon the mortgage loan and substitute the new borrower as obligor thereon.  In no event may an assumption agreement permit a decrease in the mortgage interest rate or an increase in the term of a mortgage loan.  Fees collected for entering into an assumption agreement will be retained by the servicer as additional servicing compensation.

Primary Mortgage Insurance Policies

Some or all mortgage loans, if so specified in the related prospectus supplement, will be covered by a primary mortgage insurance policy remaining in force until the principal balance of the mortgage loan is reduced to certain percentages of the original fair market value of the related mortgaged premises, or for certain periods of time, as specified in the related prospectus supplement.

The prospectus supplement for a series with respect to which a primary mortgage insurance policy applies will describe the terms and conditions of coverage of such policy, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers.  Generally, the amount of a claim for benefits under a primary mortgage insurance policy will consist of the insured portion of the unpaid principal balance of the covered mortgage loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of specified expenses, less

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all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or are in any way related to the related mortgaged premises,

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hazard insurance proceeds in excess of the amount required to restore the mortgaged premises and which have not been applied to the payment of the mortgage loan,

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amounts expended but not approved by the mortgage insurer,

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claim payments previously made by the mortgage insurer, and

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unpaid premiums.

If so specified in the prospectus supplement for a series, the mortgage insurer will be required to pay to the insured either the mortgage insurance loss or, at its option under certain of the primary mortgage insurance policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, after that date, scheduled payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred and the date of an approved sale.  Any rents or other payments collected or received by the insured which are derived from or are in any way related to the mortgaged premises securing the mortgage loan will be deducted from any claim payment.

Standard Hazard Insurance Policies

Each servicing agreement with respect to a series will require the related servicer to cause to be maintained a standard hazard insurance policy covering each mortgaged premises securing each mortgage loan covered by the servicing agreement.  The prospectus supplement for each series will describe the terms and conditions of coverage of the standard hazard insurance policies covering the related mortgaged premises, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers.  Currently, each standard hazard insurance policy is required to cover an amount at least equal to the lesser of the outstanding principal balance of the related mortgage loan, or 100% of the insurable value of the improvements on the related mortgaged premises, or 100% of the insurable value reasonably obtainable in the applicable locality under generally available homeowners insurance policies without payment of extraordinary premiums.  All amounts collected by the servicer or the master servicer under any standard hazard insurance policy, less amounts to be applied to the restoration or repair of the mortgaged premises and other amounts necessary to reimburse the servicer or the master servicer for previously incurred advances or approved expenses, which may be retained by the servicer or the master servicer, will be deposited to the applicable collection account maintained with respect to the mortgage loan or the distribution account.

Currently, the standard hazard insurance policies provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy covers physical damage to, or destruction of, the improvements on the mortgaged premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Because the standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged premises located in different states, the policies will not contain identical terms and conditions.  The basic terms of the policies, however, generally will be determined by state law and generally will be similar.  Standard hazard insurance policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism.  The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive.  If mortgaged premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable servicing agreement will require that the servicer or the master servicer, as the case may be, cause to be maintained flood insurance with respect to the mortgaged premises.

Currently, the standard hazard insurance policies typically contain a coinsurance clause which, in effect, requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged premises in order to recover the full amount of any partial loss.  If the insured's coverage falls below this specified percentage, the coinsurance clause provides that the insurer's liability in the event of partial loss will not exceed the greater of:

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the actual cash value, or the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed, or

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that proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

A servicer may satisfy its obligation to provide a standard hazard insurance policy by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of the mortgage loans, to the extent that the policy names the servicer as loss payee and the policy provides coverage in an amount equal to the aggregate unpaid principal balance on the mortgage loans without co-insurance.  If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a standard hazard insurance policy covering the related mortgage loan, then the servicer will remit to the master servicer from the servicer's own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a standard hazard insurance policy covering the mortgage loan.

Any losses incurred with respect to mortgage loans included in the trust for a series due to uninsured risks, including earthquakes, landslides, mudflows and floods, or insufficient insurance proceeds may reduce the value of the assets included in the trust for the series and could affect distributions to holders of the certificates of the series, except to any extent that may be otherwise provided in the prospectus supplement for such series.

Evidence as to Servicing Compliance

Each year, within the time period specified in the agreement for each series, each servicer must provide the master servicer or the trustee with a copy of its audited financial statements for the year and a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing the statements, it reviewed the results of the servicer's servicing operations in accordance with the Uniform Single-Audit Procedures for mortgage banks developed by the Mortgage Bankers Association.  In addition, the servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the servicing agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct the failure.

The master servicer or the trustee will review, on an annual basis, the performance of each servicer and the status of any fidelity bond and errors and omissions policy required to be maintained by the servicer under the servicing agreement.

Events of Default and Remedies

Unless otherwise specified in the prospectus supplement for a series, events of default in respect of the servicer will generally consist of:

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any failure by the servicer to remit to the master servicer custodial account any payment required to be made by a servicer under the terms of the agreement that is not remedied as provided in the agreement,

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any failure on the part of a servicer to observe or perform in any material respect any of its other covenants or agreements contained in the agreement that continues unremedied for a specified period after the giving of written notice of such failure to the servicer by the master servicer,

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specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer, or

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specified actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

The master servicer will have the right under each servicing agreement to terminate the related servicer upon the occurrence of an event of default under the agreement.  In the event of termination, the master servicer will appoint a substitute servicer, which may be the master servicer or the trustee.  Any successor servicer, including the master servicer, will be entitled to compensation arrangements similar to those provided to the servicer.

Master Servicer Duties

Unless otherwise specified in the prospectus supplement for a series, the master servicer generally will;

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administer and supervise the performance by each servicer of its duties and responsibilities under the related servicing agreement,

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calculate amounts payable to certificateholders on each distribution date, and

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prepare periodic reports to the trustee or the certificateholders with respect to the foregoing matters.

In addition, the master servicer will receive, review and evaluate reports, information and other data provided by each servicer pursuant to the related agreement, to monitor each servicer's servicing activities, to reconcile the results of the monitoring with information provided by the servicer and to make corrective adjustments to records of the servicer and the master servicer, as appropriate.  The master servicer may engage the trustee or independent contractors to perform certain of its responsibilities.  However, the master servicer remains fully responsible and liable for all its obligations under each agreement, other than those specifically undertaken by a special servicer.

The master servicer will be entitled to a monthly master servicing fee applicable to each mortgage loan expressed as a fixed percentage of the remaining scheduled principal balance of the mortgage loan.

The master servicer may terminate a servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related servicing agreement.  Upon termination of a servicer by the master servicer, the master servicer will assume the servicing obligations of the terminated servicer or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.  The master servicer's obligation to act as a servicer following the termination of a servicer will not require the master servicer to:

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purchase mortgage loans from a trust due to a breach by the servicer of a representation or warranty under the related servicing agreement,

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purchase from the trust any converted mortgage loan, or

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advance payments of principal and interest on a delinquent mortgage loan in excess of the master servicer's independent advance obligation under the related agreement.

The master servicer for a series may resign from its obligations and duties under the agreement with respect to the series, but no resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties.

Special Servicing Agreement

The master servicer may appoint a special servicer to undertake certain responsibilities of the servicer with respect to certain defaulted mortgage loans securing a series.  The special servicer may engage various independent contractors to perform certain of its responsibilities.  However, the special servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement.  As may be further specified in the related prospectus supplement, the special servicer, if any, may be entitled to various fees, including, but not limited to:

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an engagement fee applicable to each mortgage loan or related REO properties as of the first day of the immediately preceding Due Period,

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a special servicing fee expressed as a fixed percentage of the remaining scheduled principal balance of each specially serviced mortgage loan or related REO properties, or

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a performance fee applicable to each liquidated mortgage loan based upon the related liquidation proceeds.

THE AGREEMENT

The following summaries describe the material provisions common to each series of certificates.  The summaries do not purport to be complete and are subject to the related prospectus supplement and the agreement with respect to the series.  The material provisions of a specific agreement will be further described in the related prospectus supplement.  When particular provisions or terms used in the agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summaries.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement.  The trustee must be a corporation or a national banking association organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction in which it is organized to exercise corporate trust powers.  The trustee must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities.  Although the trustee may not be an affiliate of the depositor or the master servicer, either the depositor or the master servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor will also remove the trustee if the trustee ceases to be eligible to continue under the agreement or if the trustee becomes insolvent.  The trustee may also be removed at any time by the holders of outstanding certificates of the related series entitled to at least 51%, or another percentage specified in the related prospectus supplement, of the voting rights of the series.  Certificate insurers may obtain the right to exercise all voting rights of holders of certificates.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Administration of Accounts

Funds deposited in or remitted to the distribution account, any reserve fund or any other funds or accounts for a series are to be invested by the trustee, as directed by the master servicer, in certain eligible investments, which may include:

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obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States,

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general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency,

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within specified limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to the series,

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commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to the series,

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demand or time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of the depository institution or trust company, or the senior debt obligations or commercial paper of the parent company of the depository institution or trust company, are then rated in the rating category required to support the then applicable rating assigned to the series,

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demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC,

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guaranteed reinvestment agreements issued by any bank insurance company, corporation or other entity acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the series at the time of issuance of the series,

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specified repurchase agreements with respect to United States government securities,

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units of a taxable money-market portfolio having the highest rating assigned by each applicable rating agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations, and

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such other investments bearing interest or sold at a discount acceptable to each rating agency as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by either rating agency, as evidenced by a signed writing delivered by each rating agency.

Permitted investments with respect to a series will include only obligations or securities that mature on or before the date on which the distribution account, reserve fund and other funds or accounts for the series are required or may be anticipated to be required to be applied for the benefit of the holders of the certificates of the series.  Any income, gain or loss from the investments for a series will be credited or charged to the appropriate fund or account for the series.  In general, reinvestment income from permitted investments will not accrue for the benefit of the certificateholders of the series.

Reports to Certificateholders

Concurrently with each distribution on the certificates of any series, there will be made available to the holders of the certificates, either by posting on a website or by other means specified in the related prospectus supplement, a statement generally setting forth, to the extent applicable to the series, among other things:

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the aggregate amount of the distribution allocable to principal, separately identifying the amount allocable to each class of certificates,

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the aggregate amount of the distribution allocable to interest, separately identifying the amount allocable to each class of certificates,

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the aggregate principal balance of each class of certificates after giving effect to distributions on the related distribution date,

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if applicable, the amount otherwise distributable to any class of certificates that was distributed to any other class of certificates,

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if any class of certificates has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related mortgage assets, and

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information regarding the levels of delinquencies and losses on the mortgage loans.

Customary information considered necessary for certificateholders to prepare their tax returns will be furnished annually.

Events of Default and Remedies

Unless otherwise specified in the prospectus supplement for a series, events of default in respect of the master servicer under the related agreement will generally consist of:

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any material default in the performance or breach of any covenant or warranty of the master servicer under the agreement which continues unremedied for a specified period after the giving of written notice of the default or breach to the master servicer by the trustee or by the holders of certificates entitled to at least 51% of the aggregate voting rights,

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any failure by the master servicer to make required advances with respect to delinquent mortgage loans in the related trust,

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specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer, if any, and

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specified actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

So long as an event of default by the master servicer under an agreement remains unremedied, the trustee may, and, at the direction of the holders of outstanding certificates of a series entitled to at least 51% of the voting rights, the trustee will, terminate all the rights and obligations of the master servicer under the related agreement, except that the holders of certificates may not direct the trustee to terminate the master servicer for its failure to make advances.  Upon termination, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the agreement.  If the trustee is unwilling or unable to act as successor master servicer, the trustee may appoint or, if the holders of certificates of a series entitled to at least 51% of the voting rights of such series, or a certificate insurer entitled to exercise the voting rights of the holders of certificates, so request in writing, the trustee shall appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement.  The trustee and the successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the agreement.

The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the agreement or to make any investigation of matters arising under the agreement or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of the certificates of the related series unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

The agreement generally may be amended by the parties to the agreement with the consent of the holders of outstanding certificates of the related series entitled to at least 66% of the voting rights of the series.  Nevertheless, no amendment shall:

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reduce in any manner the amount of, or delay the timing of, payments received on the mortgage assets that are required to be distributed on any certificate without the consent of the holder of such certificate,

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adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described above without the consent of the holders of certificates of the class evidencing 66% of the voting rights of such class, or

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reduce the aforesaid percentage of certificateholders required to consent to any amendment unless each holder of a certificate consents.

A certificate insurer may obtain the right to exercise all voting rights of the holders of certificates.  The agreement may also be amended by the parties to the agreement without the consent of certificateholders for the purpose of, among other things:

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curing any ambiguity,

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to cause the provisions of the agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust fund or the Agreement in any disclosure document pursuant to which any certificates were offered,

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to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein,

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to add to the duties of the depositor, the servicer or the master servicer,

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to add any other provisions with respect to matters or questions arising thereunder, or

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to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement.

provided in each case that the action shall not adversely affect in any material respect the interests of any certificateholder.  No amendment or supplement shall be deemed to adversely affect in any material respect any certificateholder if there is delivered to the trustee written notification from each rating agency that provides, at the request of the depositor, a rating for the certificates of the related series to the effect that the amendment or supplement will not cause the rating agency to lower or withdraw the then current rating assigned to the certificates.

Termination

Each agreement and the respective obligations and responsibilities created by the agreement shall terminate upon the distribution to certificateholders of all amounts required to be paid to them pursuant to such related agreement following:

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to the extent specified in the related prospectus supplement, the purchase of all the mortgage assets in the related trust and all mortgaged premises acquired in respect of the trust, or

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the later of the final payment or other liquidation of the last mortgage asset remaining in the trust or the disposition of all mortgaged premises acquired in respect of the trust.

In no event, however, will any trust continue beyond the expiration of 21 years from the death of the survivor of persons specified in the related agreement.  Written notice of termination of the agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates of the related series at the corporate trust office of the trustee or its agent.

MATERIAL LEGAL ASPECTS OF MORTGAGE LOANS

General

The following discussion contains summaries of the material legal aspects of mortgage loans that are general in nature.  Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.

The Mortgage Loans

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit.  The single family loans, multi-family loans, conventional home improvement loans, Title I Loans and home equity lines of credit generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related mortgaged premises are located.  A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments.  Priority between mortgages depends on their terms and generally on any order of recording with a state or county office.  There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged premises, and the mortgagee, who is the lender.  The mortgagor delivers to the mortgagee a note or bond and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner, similar to the mortgagor; the beneficiary, who is the lender, similar to a mortgagee; and the trustee, who is a third-party grantee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid.  The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Condominiums.  Particular mortgage loans may be loans secured by condominium units.  The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership.  Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building, other than the individual condominium units, and all areas or facilities, if any, for the common use of the condominium units.  The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperative Loans.  Particular mortgage loans may be cooperative loans.  The cooperative owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long-term ground lease and owns the apartment building.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the cooperative or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building.  The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage or make the final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a trust including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units.  In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the cooperative shares.

Foreclosure

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit.  Foreclosure of a mortgage is generally accomplished by judicial action.  A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged premises.  In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged premises to a third party upon any default by the borrower under the terms of the note or deed of trust.  In some states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.  In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.  When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation.  In general, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.  After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.  If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made, with the exception of some governmental liens and any redemption rights that may be granted to borrowers under applicable state law.  The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages.  Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims.  A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a due-on-sale clause or due on further encumbrance clause contained in the senior mortgage.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale.  Nevertheless, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged premises at the foreclosure sale.  Rather, it is common for the lender to purchase the mortgaged premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest thereon and the expenses of foreclosure.  Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged premises suitable for sale.  The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged premises.  Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged premises may not equal the lender's investment therein.  Any loss may be reduced by the receipt of insurance proceeds.  Mortgaged premises that are acquired through foreclosure must be sold by the trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust that authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons.  In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before the non judicial sale takes place.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.  Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder.  The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a commercially reasonable manner.  Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest.  The recognition agreement, however, generally provides that the lender's rights to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Junior Mortgage Loans; Rights of Senior Mortgagees

Some of the mortgage loans included in a trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust.  The rights of the trustee, and therefore the certificateholders, as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust.  As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages.  In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any standard hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust in any order as the mortgagee or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the right to collect any insurance proceeds payable under a standard hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

A common form of mortgage or deed of trust used by institutional lenders typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.  While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance.  If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the mortgagee or beneficiary is not obligated to advance the additional amounts, and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to the intervening junior mortgages or deeds of trust and other liens.  Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a credit limit amount stated in the recorded mortgage.

Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust.  Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor.  All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Right of Redemption

In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the mortgaged premises from the foreclosure sale.  Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a nonjudicial power of sale.  In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation.  In some states, the right to redeem is a statutory right and in others it is a contractual right.  The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged premises while the right of redemption is outstanding.  The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.  The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale.  Currently, the general practice of the servicer or master servicer is not to seek deficiency judgments against defaulting borrowers, even where such legal prohibitions are not in force.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment.  For example, if a mortgagor is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court.  The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  The effect of any of these proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of the payments.  Some states also have homestead exemption laws that would protect a principal residence from a liquidation in bankruptcy.

Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.  Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of single family loans and cooperative loans.  These laws include, in addition to state laws, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations.  These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of mortgage loans.  In some instances, any violations of these laws and regulations by the originator of a loan could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction.  Any loan affected by violations of law would have a significantly increased risk of default or prepayment.

Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Soldiers' and Sailors' Civil Relief Act of 1940

Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

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are entitled to have interest rates reduced and capped at 6% per annum on obligations, including mortgage loans, incurred prior to the commencement of military service for the duration of military service,

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may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations incurred before the commencement of military service, and

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may have the maturity of obligations incurred before the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in the trust for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect of those amounts may reduce the amounts available to be paid to the holders of the certificates of the series.  Unless otherwise specified in the prospectus supplement for a series, any shortfalls in interest collections on mortgage loans included in the trust for the series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of certificates of the series that is entitled to receive interest in respect of the mortgage loans in proportion to the interest that each class of certificates would have otherwise been entitled to receive in respect of the mortgage loans had the interest shortfall not occurred.

Environmental Considerations

Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties, including liability under federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.  A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in some circumstances for the costs of a remedial action if hazardous substances have been released or disposed of on the property.  These cleanup costs may be substantial.  The U.S. Environmental Protection Agency has established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991), which provides that the EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances.  Similarly, the EPA and the Department of Justice have adopted a policy not to proceed against lenders that are acting primarily to protect a security interest at the inception of a loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure.  Policy on CERCLA Enforcement Against Lenders and Government

Entities that Acquire Property Involuntarily (September 22, 1995).  These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to limitations and conditions.

The Asset Conservation Act of 1996 was intended to clarify the scope of the secured creditor exemption under both CERCLA and other legislation.  The Asset Conservation Act more explicitly defined the kinds of participation in management that would trigger liability under CERCLA an specified the activities that would not constitute participation in management or otherwise result in a forfeiture of the secured creditor exemption before foreclosure or during a workout period.  The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured creditor exemption for purposes of other legislation, similar to the statutory protections under CERCLA.  However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined.  It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

Many state or local laws, regulations or ordinances may also require owners or operators of property, which may include a lender in certain circumstances, to incur cleanup costs if hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist on the property.  It is possible that cleanup costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a trust and reduce the amounts otherwise distributable to the certificateholders if a mortgaged premises securing a mortgage loan becomes the property of the trust in certain circumstances and if the cleanup costs were incurred.  Moreover, some states or localities by statute or ordinance impose a lien for any cleanup costs incurred by the state or locality on the property that is the subject of such cleanup costs.  Some liens take priority over all other prior recorded liens, and others take the same priority as taxes in the jurisdiction.  In both instances, the lien of the states or localities would take priority over the security interest of the trustee in a mortgaged premises in the jurisdiction in question.

It is possible that no environmental assessment or a very limited environmental assessment of the mortgaged premises was conducted and no representations or warranties are made by the depositor or the seller to the trustee or certificateholders as to the absence or effect of adverse environmental conditions on any of the mortgaged premises.  In addition, the servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of adverse environmental conditions on any mortgaged premises or any casualty resulting from the presence or effect of adverse environmental conditions, and any loss or liability resulting from the presence or effect of the adverse environmental conditions will reduce the amounts otherwise available to pay to the holders of the certificates.

Under the agreement, the servicer will not foreclose on any property that it knows is materially contaminated with or affected by hazardous wastes or hazardous substances.  For purposes of environmental matters, the concept of knowledge of the servicer or master servicer may be limited to the actual knowledge of the servicer's managers directly responsible for servicing the related mortgage loan.  If a servicer does not foreclose on mortgaged premises, the amounts otherwise available to pay the holders of the certificates may be reduced.  A servicer will not be liable to the holders of the certificates if it fails to foreclose on mortgaged premises that it reasonably believes may be so contaminated or affected, even if the mortgaged premises are, in fact, not so contaminated or affected.  In addition, a servicer will not be liable to the holders of the certificates if, based on its reasonable belief that no contamination or effect exists, the servicer forecloses on mortgaged premises and takes title to the mortgaged premises and thereafter the mortgaged premises are determined to be so contaminated or affected.

Due-on-Sale Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a due-on-sale clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged premises.  The Garn-St Germain Depository Institutions Act of 1982 preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, which loans include conventional mortgage loans, made after the effective date of the Garn-St Germain Depository Institutions Act of 1982 are enforceable within limitations as set forth in the Act and the regulations promulgated under the Act.

By virtue of the Garn-St Germain Depository Institutions Act, a mortgage lender generally may accelerate any conventional mortgage loan that contains a due-on-sale clause upon transfer of an interest in the mortgaged premises.  With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including:

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the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

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a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the mortgaged premises, in each case where the transferee(s) will occupy the mortgaged premises,

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a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged premises,

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the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged premises, provided that the lien or encumbrance is not created under contract for deed,

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a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

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other transfers as set forth in the Garn-St Germain Depository Institutions Act and the regulations thereunder.

As a result, a lesser number of mortgage loans that contain due-on-sale clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans.  The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted.

Enforceability of Late Fees and Prepayment Fees

The forms of mortgage note, mortgage and deed of trust used by the servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Late charges and prepayment fees, to the extent permitted by law and not waived by the servicers, unless otherwise specified in a prospectus supplement, will generally be retained by the related servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the mortgaged premises or the borrower executing a second mortgage or deed of trust affecting the mortgaged premises.  In other cases, courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

Because the mortgage loans are originated nationwide, the originators must comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant jurisdictions, as well as an extensive body of federal laws and regulations.  Violation of these laws could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction.  The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and countries.  The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in direct conflict with each other.  Failure by the originator or servicer to comply with these laws can in some circumstances give rise to legal defenses to loan enforceability, loss of state licenses or other approved servicer status; class action lawsuits; or administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer’s ability to collect or enforce mortgage loans.

THE DEPOSITOR

The depositor was incorporated in Virginia on May 6, 1996.  It is a wholly owned, limited-purpose direct or indirect financing subsidiary of Saxon Capital, Inc., a Virginia corporation.  None of Saxon Capital, Inc., Saxon Mortgage, Inc., their affiliates or the depositor has guaranteed, or is otherwise obligated with respect to, the certificates of any series.  The principal executive offices of the depositor are located at 4951 Lake Brook Road, Glen Allen, Virginia 23060, and the telephone number of the depositor is (804) 967-7400. The depositor was formed solely for the purpose of facilitating the financing and sale of mortgage assets and other related assets.  It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage assets and other related assets and taking particular actions with respect to those assets.  The depositor's Articles of Incorporation limit the depositor's business to the foregoing and place certain other restrictions on the depositor's activities.

USE OF PROCEEDS

Substantially all the net proceeds from the sale of the certificates of each series will be applied by the depositor to purchase the mortgage assets assigned to the trust underlying the series and to fund any pre-funding account.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates.  This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Certificate Owners that purchase certificates at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a certificate as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of certificates.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of certificates.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Certificate Owner,” we mean any person holding a beneficial ownership interest in a certificate;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Certificates

This discussion addresses the following three types of certificates:

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REMIC certificates,

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FASIT certificates, and

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trust certificates issued by trusts for which a REMIC or FASIT election is not made.

The prospectus supplement for each series of certificates will indicate the tax characterization of each certificate issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular certificates.  The discussions under “-Special Tax Attributes” and “-Backup Withholding” below address all types of certificates.

REMIC Certificates Generally.  With respect to each series of REMIC certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

 A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.”  REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of certificates treated as debt instruments, including REMIC regular certificates, is discussed under “—Taxation of Certificates Treated as Debt Instruments” below.  You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual certificates is discussed under “-REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”).  The outside reserve fund typically would be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

FASIT Certificates Generally.  With respect to each series of FASIT certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a “FASIT” within the meaning of Section 860L of the Code.  In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as “FASIT regular certificates,” and a single ownership interest, which we refer to herein as the “Ownership certificate.” The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Certificate Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method.  The tax treatment of certificates treated as debt instruments, including FASIT regular certificates, is discussed under “—Taxation of Certificates Treated as Debt Instruments” below.

Certain FASIT regular interests, referred to as “High-Yield Interests,” are subject to special rules.  The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests.  Generally, High-Yield Interests may be held only by domestic “C” corporations, other FASITs, and dealers in securities who hold such interests in inventory.  If a securities dealer (other than a domestic “C” corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate.  In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes.  In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

The Ownership certificate in a FASIT must be held by an “eligible corporation” within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable “C” corporation other than a REIT, regulated investment company or cooperative).  The tax treatment of Ownership certificates is discussed under “— FASIT Ownership Certificates” below.

Qualification as a FASIT requires ongoing compliance with certain conditions.  If a trust for which a FASIT election has been made fails to comply with one or more of the Code’s ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter.  If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain.  The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership.  The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT.  Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued.  It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT’s income for a period of time in which the requirements for FASIT status are not satisfied.

On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs.  Subject to certain exceptions, the proposed regulations would become effective only at the time the regulations are issued in final form.  Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

Classification of Trust Certificates Generally.  With respect to each series of trust certificates for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such certificates, to treat the trust and the related certificates consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “Partner Certificates” below.

Taxation of Certificates Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) FASIT regular certificates.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID.  Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security  pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by a beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Certificate Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Certificate Owner under an accrual method of accounting, regardless of the method otherwise used by the Certificate Owner.  If all or a portion of the stated interest payable on a class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.

If a Debt Security is issued with OID, a Certificate Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Certificates.  Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium.  If a Certificate Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Certificate Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Certificate Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Certificate Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Certificate Owner purchased the Debt Security.  Certificate Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount.  If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security, and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium.  A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Certificate Owner makes this election, the amount of any interest payment that must be included in the Certificate Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Certificate Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Certificates.  A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Certificate Owner or by random lot (a “non-pro rata certificate”).  In the case of a non-pro rata certificate, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata certificate in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the certificate (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining certificate of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID.  The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Certificate Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Certificate Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Certificate Owner had acquired the Debt Securities with market discount, the Certificate Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses.  Certificate Owners that own REMIC regular certificates or FASIT regular certificates will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Certificate Owner in any period could exceed the amount of cash distributed to such Certificate Owner in that period.

Although not entirely clear, it appears that:  (a) a Certificate Owner who holds a Debt Security in the course of a trade or business or a Certificate Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Certificate Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Certificate Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition.  If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Certificate Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Certificate Owner’s income.

Foreign Persons.  Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting.  Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Certificate Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Certificate Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “ – Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC.  Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses.  A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates – Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions.  Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions.  In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions.  A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates.  If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Payments.  The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear.  We recommend, therefore, that you consult your tax advisor concerning the tax treatment of such payments.

Disqualified Organizations.  If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Certificates Treated as Debt Instruments – Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass-through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass-through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  Finally, an exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates.  A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “-Taxation of Certificates Treated as Debt Instruments – Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes.  To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

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the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

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either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same “safe harbor” provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.  The safe harbor rules contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor rules before acquiring a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons.  Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons.  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “--Taxation of Certificates Treated as Debt Instruments – Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “--Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions.  The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “--Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Certificates” below.

Mark-to-Market Rules.  Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT Ownership Certificates

An Ownership certificate represents the residual equity interest in a FASIT.  As such, the beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below).  In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income.  In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT’s assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting.  In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests.  See “— Types of Certificates -- FASIT Certificates Generally” above.

A Certificate Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Certificate Owner’s basis in those assets.  Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments.  Any gain recognized will increase the Certificate Owner’s basis in the assets held in the FASIT.  Proposed Treasury Regulations would, if issued in final form, provide that the Certificate Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate.  Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such certificate acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any “prohibited transactions.”  Prohibited transactions include:

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the receipt of income derived from assets that are not permitted assets,

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certain dispositions of permitted assets,

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the receipt of any income derived from any loan originated by a FASIT, and

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in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates.  There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates.  Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates.  Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “--Taxation of Certificates Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Certificates Treated as Debt Instruments – Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Certificates Treated as Debt Instruments – Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Certificate Owner, other than an original Certificate Owner who purchased at the issue price.  In particular, in the case of Stripped Certificates, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Certificate Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “-Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Certificate Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Certificate Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Certificate Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Certificate Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates.  When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates.  For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Certificate Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “-- Taxation of Certificates Treated as Debt Instruments -- Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses.  Each Certificate Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Certificate Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five-year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates.  If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Certificate Owner in an amount equal to the difference between the amount realized on the sale and the Certificate Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Certificate Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Certificates Treated as Debt Instruments – Sale or Other Disposition.”  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains

Trust Reporting.  Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons.  The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “—Taxation of Certificates Treated as Debt Instruments –Foreign Persons.”

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Certificate Owners owning Partner Certificates.  Each such Certificate Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Certificate Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Certificate Owner’s Distributive Share.  The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “-- Grantor Trust Certificates – Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions.  A distribution of cash to a Certificate Owner owning a Partner Certificate will not be taxable to the Certificate Owner to the extent that the amount distributed does not exceed the Certificate Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Certificate Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Certificate Owner’s interest in the trust, the Certificate Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Certificate Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Certificate Owner for the Partner Certificate, increased by allocations of income made to the Certificate Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Certificate Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Certificate Owner in liquidation of the trust, neither the trust nor the Certificate Owner will recognize gain or loss on the distribution.  The Certificate Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate.  If a Certificate Owner sells a Partner Certificate, the Certificate Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Certificate Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations.  Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Certificate Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Certificate Owners.  If the Partner Certificates are book-entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election.  If a Certificate Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons.  Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Certificate Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting.  Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Certificate Owner’s allocable share of the trust’s items of income and expense to the Certificate Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Certificate Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Certificate Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

Administrative Matters.  Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, certificates are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates.  REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code, and will be “permitted assets” within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Certificates – REMIC Certificates Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

FASIT Regular Certificates.   FASIT regular certificates held by a REIT will qualify as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered.  Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered.  See “— REMIC Certificates” above.

Grantor Trust Certificates.  Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates.  For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

Distributions on certificates, as well as payment of proceeds from the sale of certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans.  Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements.  Therefore, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law.  Any of these plans that is qualified and exempt from taxation under Sections 401 (a) and 501 (a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

A Plan's investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein.  For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  To the extent the certificates are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan.  If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan.  In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of certificates underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of certificates.

The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder:

•

The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

•

Unless the investment pool contains only certain types of assets, such as mortgage loans fully secured by real property (a "Designated Transaction"), the Exemption only applies to certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•

The certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") (each, a "Rating Agency");

•

The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

•

The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

•

For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan.  An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied for that certificate.

The rating of a certificate may change.  If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it).

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by Plans.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund.  The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of certificates.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption.  Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date.  The relief is available if the following conditions are met:

(1)

The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed 25%.

(2)

All assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency.

(3)

The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer.

(4)

The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date.

(5)

In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer:

•

the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

•

an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement.  In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

(1)

The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

(2)

Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

(3)

The prospectus or prospectus supplement must describe:

•

the pre-funding account and/or capitalized interest account used in connection with the prefunding account;

•

the duration of the pre-funding period;

•

the percentage and/or dollar amount of the pre-funding limit for the issuer; and

•

that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

(1)

The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

With respect to each transaction specified in a related prospectus supplement, there will be sufficient obligations identified prior to the closing date so that these obligations, if transferred to the trust after the closing date, in exchange for amounts credited to the pre-funding account, would result in a ratio that is within the pre-funding limit.  In addition, these obligations would meet the same terms and conditions for eligibility as the original obligations used to create the trust and other conditions required under the Exemption.

The certificates may have features, such as put option rights or mandatory purchase features, that are not eligible for exemptive relief under the Exemption.  In this case, the prospectus supplement related to a series of certificates will identify any additional considerations and conditions for a fiduciary investing assets of a Plan in a class of certificates that includes such features.

To the extent the certificates are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those certificates ("Non-Equity Certificates") would not cause the assets included in a related trust fund to be deemed Plan assets.  However, the depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans.  Because these parties may receive certain benefits in connection with the sale of Non-Equity Certificates, the purchase of Non-Equity Certificates using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.  Accordingly, Non-Equity Certificates may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets, or is an employee maintaining or contributing to the Plan.

In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan.  Also, any holder of certificates, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder.  In either case, the acquisition or holding of Non-Equity Certificates by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers.  It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith.  In particular, a Plan fiduciary that proposes to cause a Plan to purchase certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts.  The prospectus supplement for a series of certificates may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the certificates offered thereby.  In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the federal income tax consequences of that investment.

Any Plan fiduciary considering whether to purchase a certificate on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT MATTERS

If so specified in the prospectus supplement for a series, the certificates of such series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations, and insurance companies, as well as trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States, including the District of Columbia or Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA.  Accordingly, the investors affected by such legislation will be authorized to invest in the certificates only to the extent provided in such legislation.  Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the certificates of a series.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.  Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities.  The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in some types of mortgage related securities, possibly including specified series or classes of certificates, except under limited circumstances.  The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any certificates.

If specified in the prospectus supplement for a series, one or more classes of certificates of the series will not constitute "mortgage related securities" for purposes of SMMEA.  In this event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of certificates.

All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "Policy Statement") of the Federal Financial Institution Examination Council.  The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA effective October 1, 1998, among other things, sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, and legal risks, applicable to all securities used for investment purposes.  In addition, depository institutions and other financial institutions should consult their regulators concerning the risk-based capital treatment of any certificates.  Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the certificates of a series.

Institutions whose investment activities are subject to regulation by federal or state authorities should review the rules, policies and guidelines adopted from time to time by these authorities before purchasing certificates, since some certificates may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines, in some instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any book-entry certificates, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Prospective investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

PLAN OF DISTRIBUTION

The depositor may sell the certificates offered by this prospectus and by the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates.  The prospectus supplement for each series will set forth the terms of the offering of the series and of each class of the series, including the name or names of the underwriters, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the certificates will be determined.

The certificates of a series may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the certificates of a series described in the related prospectus supplement if any are purchased.  If certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and the purchasers of the certificates of the series.

The place and time of delivery for the certificates of a series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

AVAILABLE INFORMATION

The depositor has filed a registration statement with the Securities and Exchange Commission with respect to the certificates.  The registration statement and amendments thereto and the exhibits thereto as well as reports filed with the Commission on behalf of each trust may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 233 Broadway, New York, New York 10279.  Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site (http:\\www.sec.gov).  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

This prospectus does not contain all the information set forth in the registration statement of which this prospectus is a part, or in the exhibits relating thereto, which the depositor has filed with the Commission in Washington, D.C.  Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission.  Copies of the agreement for a particular series will be provided to each person to whom a prospectus is delivered upon written or oral request, provided that the request is made to Saxon Asset Securities Company, 4951 Lake Brook Drive, Glen Allen, Virginia 23060 ((804) 967-7400).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed with respect to each trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the certificates of the trust under this prospectus shall be deemed to be incorporated into and made a part of this prospectus from the date of filing of those documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  The depositor will provide a copy of any and all information that has been incorporated by reference into this prospectus, not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates, upon written or oral request of any person, without charge to such person, provided that the request is made to the depositor, 4951 Lake Brook Drive, Glen Allen, Virginia 23060 ((804) 967-7400).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$92.00
Legal fees and expenses*	**
Accounting fees and expenses*	**
Blue Sky fees and expenses*	**
Rating Agency fees*	**
Owner Trustee fees and expenses*	**
Indenture Trustee fees and expenses*	**
Credit Enhancer*	**
Printing and engraving*	**
Miscellaneous*	**
Total	$92.00
* Estimated in accordance with Item 511 of Regulation S-K.
** To be filed by amendment.

Item 15. Indemnification of Directors and Officers.

Article 10 of the Virginia Stock Corporation Act provides in substance that Virginia corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.  The Virginia Stock Corporation Act also provides that Virginia corporations may purchase insurance on behalf of any such director, officer, employee or agent.

Under certain sales agreements entered into by the depositor and various transferors of mortgage-related collateral, such transferors are obligated to indemnify the depositor against certain expenses and liabilities.

Reference is made to the Standard Terms to Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the depositor against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits.

1.1*	Form of Underwriting Agreement.
4.1*	Form of Pooling and Servicing Agreement (including Forms of Certificates).
5.1	Opinion of McKee Nelson LLP, with respect to legality (filed herewith).
8.1	Opinion of McKee Nelson LLP, with respect to tax matters (included in its opinion filed as Exhibit 5.1).
23.1	Consent of McKee Nelson LLP (included in its opinion filed as Exhibit 5.1).
23.2	Consent of McKee Nelson LLP (included in its opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (see signature page to this Registration Statement).
_______________________________ * Incorporated herein by reference to Registration Statement No. 333-67170.

Financial Statements

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

That,

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Glen Allen, Commonwealth of Virginia, on February 14, 2003.

SAXON ASSET SECURITIES COMPANY

By: /s/ Ernest G. Bretana

Ernest G. Bretana

Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 14, 2003 by the following persons in the capacities indicated. Each person whose signature appears below hereby constitutes and appoints Michael L. Sawyer, Ernest G. Bretana and Robert B. Eastep, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf, in any and all capacities, to execute and file the registration statement on Form S-3 relating to mortgage loan asset backed certificates and any or all amendments or supplements to the registration statement.

Signature	Title	Date
/s/ Michael L. Sawyer Michael L. Sawyer	President and Director	February 14, 2003
/s/ Ernest G. Bretana Ernest G. Bretana	Vice President	February 14, 2003
/s/ Dean A. Christiansen Dean A. Christiansen	Director	February 14, 2003

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.
4.1*	Form of Pooling and Servicing Agreement (including Forms of Certificates).
5.1	Opinion of McKee Nelson LLP, with respect to legality (filed herewith).
8.1	Opinion of McKee Nelson LLP, with respect to tax matters (included in its opinion filed as Exhibit 5.1).
23.1	Consent of McKee Nelson LLP (included in its opinion filed as Exhibit 5.1).
23.2	Consent of McKee Nelson LLP (included in its opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (see signature page to this Registration Statement).
* Incorporated herein by reference to Registration Statement No. 333-67170.

Exhibits 5.1, 8.1, 23.1 and 23.2

February 14, 2003

Saxon Asset Securities Company

4951 Lake Brook Drive

Glen Allen, Virginia 23060

Re:

Saxon Asset Securities Company,

Registration Statement on Form S-3

Ladies and Gentlemen:

We will act as counsel for Saxon Asset Securities Company, a Virginia corporation (the “Company”), in connection with the offering, from time to time, in one or more Series (each, a “Series”) of the Company’s Mortgage Loan Asset Backed Certificates (the “Securities”).  The Securities are being registered under the Securities Act of 1933, as amended (the “Act”), by means of a Registration Statement of the Company on Form S-3.  The Securities will be offered pursuant to the prospectus, as supplemented by a prospectus supplement (the “Base Prospectus” and applicable “Prospectus Supplement,” respectively), which will be filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 under the Act.  As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the Company, a trustee (the “Trustee”) and where appropriate, a servicer or master servicer (the “Servicer”), each to be identified in the Prospectus Supplement for such Series of Securities.

We have examined copies of the Company’s form of Pooling and Servicing Agreement (as filed or incorporated by reference as an exhibit to the Registration Statement), the forms of the Securities and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

i.

When any Pooling and Servicing Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Trustee, any Servicer  and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter relating to or affecting creditors’ rights generally or by general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

ii.

When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

We have also advised the Company with respect to certain federal income tax consequences of the proposed issuance of the Securities.  This advice is summarized under “Material Federal Income Tax Consequences” in the Base Prospectus.  Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

We hereby consent to the filing of this letter and to the references to this firm under the headings “Legal Matters” and “Material Federal Income Tax Consequences” in the Base Prospectus and applicable Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or any Prospectus Supplement.

Very truly yours,

/s/ McKee Nelson LLP

McKee Nelson LLP